UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Filed by a Party other than the Registrant ☐

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INNOVEX INTERNATIONAL, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Innovex International, Inc.
19120 Kenswick Drive
Humble, Texas 77338

Dear Stockholder:

You are cordially invited to attend the annual meeting of stockholders of Innovex International, Inc. (“we” or the “Company”) to be held at the Company corporate headquarters at 19120 Kenswick Drive, Humble, TX 77338, on May 7, 2026 at 9:00 a.m., Central Time. For those of you who cannot be present at this annual meeting, we urge that you participate by voting your proxy over the Internet, by telephone or mail at your earliest convenience.

This booklet includes the notice of the meeting and the proxy statement, which contains information about the Board of Directors of the Company (the “Board” or “Board of Directors”) and its committees and personal information about the nominees for the Board. Other matters on which action is expected to be taken during the meeting are also described.

It is important that your shares are represented at the meeting, whether or not you are able to attend. Accordingly, please vote your proxy over the Internet, by telephone or, if printed proxy materials are mailed to you, by signing, dating and mailing promptly the enclosed proxy in the envelope provided.

On behalf of the Board of Directors, thank you for your continued support.
Adam Anderson
Chief Executive Officer
March 27, 2026

Notice of Annual Meeting of Stockholders

DATE: May 7, 2026 TIME: 9:00 a.m., Central Time LOCATION: Innovex International, Inc. 19120 Kenswick Drive Humble, TX 77338 RECORD DATE: March 13, 2026

AGENDA:

1.
To elect the nominees named in the proxy statement as directors to serve for a three-year term (Proposal 1).
2.
To ratify the appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm for 2026 (Proposal 2).
3.
To conduct a non-binding advisory vote to approve the Company’s compensation of its named executive officers (Proposal 3).
4.
To transact such other business as may properly come before the meeting or any reconvened meeting after an adjournment thereof.

The Board of Directors of Innovex International, Inc. has fixed March 13, 2026 as the record date for determining stockholders entitled to notice of, and to vote at, the meeting or any reconvened meeting after an adjournment thereof, and only holders of common stock of record at the close of business on that date will be entitled to notice of, and to vote at, the meeting or any reconvened meeting after an adjournment.

You are cordially invited to attend the meeting at 19120 Kenswick Drive, Humble, TX 77338, on May 7, 2026 at 9:00 a.m., Central Time. Even if you plan to attend the meeting, however, you are requested to vote your proxy over the Internet, by telephone or, if printed proxy materials are mailed to you, by marking, signing, dating and returning the accompanying proxy in the envelope provided as soon as possible.

By Order of the Board of Directors
Adam Anderson Chief Executive Officer March 27, 2026

PROXY VOTING

Your vote is important. Please vote promptly so your shares can be represented, even if you plan to attend the annual meeting. You can vote by Internet at www.proxypush.com/INVX, by telephone at 1-866-895-6908 or by requesting a printed copy of the proxy materials and using the proxy card enclosed with the printed materials.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 7, 2026.

The Proxy Statement, our annual report and other proxy materials are available at www.proxydocs.com/INVX.

PROXY STATEMENT

Introduction

This proxy statement is furnished in connection with the solicitation by the Board of Directors (the “Board” or “Board of Directors”) of Innovex International, Inc., a Delaware corporation, of proxies from the holders of our common stock, par value $0.01 per share (the “common stock”), for use at the 2026 Annual Meeting of Stockholders (the “annual meeting”) to be held at the time and place and for the purposes set forth in the accompanying notice.

In this proxy statement, unless indicated otherwise, “we,” “our,” “us,” “Innovex,” and the “Company” refer to Innovex International, Inc. (including when it was formerly known as Dril-Quip, Inc.). References herein to “Legacy Innovex” refer to Innovex Downhole Solutions, Inc. prior to the completion of the merger with Dril-Quip, Inc. (“Dril-Quip”) pursuant to the Merger Agreement, dated as of March 18, 2024, by and among Legacy Innovex, Dril-Quip, Ironman Merger Sub Inc. and DQ Merger Sub, LLC (the “Merger Agreement”), which was consummated on September 6, 2024 (the “Merger”).

We are furnishing proxy materials to our stockholders primarily via the Internet, instead of mailing printed copies of those materials to each stockholder. We expect to provide notice and electronic delivery of this proxy statement and the accompanying proxy to stockholders on or about March 27, 2026. If you would prefer to receive a paper copy of our proxy materials, please follow the instructions included in the notice.

In addition to the solicitation of proxies by mail, proxies may also be solicited by telephone or personal interview by our regular employees. We will pay all costs of soliciting proxies. We will also reimburse brokers or other persons holding stock in their names or in the names of their nominees for their reasonable expenses in forwarding proxy materials to beneficial owners of such stock.

Record Date and Voting Securities

As of the close of business on March 13, 2026, the record date for determining stockholders entitled to notice of and to vote at the annual meeting, we had outstanding and entitled to vote 68,563,690 shares of common stock. Each share entitles the holder to one vote on each matter submitted to a vote of stockholders.

The requirement for a quorum at the annual meeting is the presence in person or by proxy of holders of a majority of the outstanding shares of our common stock. Proxies indicating stockholder abstentions and shares represented by “broker non-votes” (i.e., shares held by brokers or nominees for which instructions have not been received from the beneficial owners or persons entitled to vote and for which the broker or nominee does not have discretionary power to vote on a particular matter) will be counted for purposes of determining whether there is a quorum at the annual meeting. Votes cast by proxy or in person at the annual meeting will be counted by the persons appointed as election inspectors for the annual meeting.

Brokers holding shares must vote according to specific instructions they receive from the beneficial owners of those shares. If brokers do not receive specific instructions, brokers may in some cases vote the shares in their discretion. However, the New York Stock Exchange (“NYSE”) precludes brokers from exercising voting discretion on certain proposals without specific instructions from the beneficial owner. Importantly, NYSE rules expressly prohibit brokers holding shares in “street name” for their beneficial holder clients from voting on behalf of those clients in uncontested director elections or on matters that relate to executive compensation without receiving specific voting instructions from those clients. Under NYSE rules, brokers will have discretion to vote only on Proposal 2 (Ratification of Appointment of Independent Registered Public Accounting Firm Proposal). Brokers cannot vote on Proposal 1 (Election of Directors Proposal) or Proposal 3 (Advisory Vote on Executive Compensation) without instructions from the beneficial owners. If you do not instruct your broker how to vote on these matters, your broker will not vote for you.

All duly executed proxies received prior to the annual meeting will be voted in accordance with the choices specified thereon and, in connection with any other business that may properly come before the meeting, in the discretion of the persons named in the proxy. As to any matter for which no choice has been specified in a duly executed proxy, the shares represented thereby will be voted (1) FOR the election as director of each of the nominees listed in Proposal 1 (Election of Directors Proposal), (2) FOR Proposal 2 (Ratification of Appointment of Independent Registered Public Accounting Firm Proposal), (3) FOR Proposal 3 (Advisory Vote on Executive Compensation), and (4) in the discretion of the persons named in the proxy, in connection with any other business that may properly come before the annual meeting.

A stockholder giving a proxy may revoke it at any time before it is voted at the annual meeting by filing with the Corporate Secretary at our executive offices a written instrument revoking it, by delivering a duly executed proxy bearing a later date or by appearing at the annual meeting and voting in person. Our executive offices are located at 19120 Kenswick Drive, Humble, Texas 77338. For a period of ten days prior to the annual meeting, a complete list of stockholders entitled to vote at the annual meeting will be available for inspection by stockholders of record during ordinary business hours for proper purposes at our executive offices.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth the number of shares of our common stock beneficially owned directly or indirectly as of March 13, 2026 or as otherwise indicated below by (i) each of our directors, director nominees and named executive officers and (ii) all directors, director nominees and executive officers as a group and (iii) each person who is known to us to own beneficially more than 5% of our common stock. Percentage of beneficial ownership is based on 68,563,690 shares of common stock outstanding as of March 13, 2026.

	Amount of Beneficial Ownership (2)
Name of Beneficial Owner (1)	Number of Shares	Percent of Stock
Directors and Named Executive Officers
Adam Anderson (3)	514,182	*
Kendal Reed (4)	217,832	*
Mark Reddout (5)	148,411	*
Bonnie Black (6)	35,844	*
Will Donnell	—	—
Benjamin M. Fink (7)	21,376	*
Terence Jupp (8)	89,832	*
John V. Lovoi (9)	101,427	*
Angie Sedita (10)	29,881	*
Jason Turowsky (11)	22,757,322	33.2%
All current directors and executive officers as a group (10 persons)	23,916,107	34.9%
5% Stockholders
Amberjack Capital Partners, L.P. (11)	22,757,322	33.2%
Brandes Investment Partners, L.P. (12)	7,658,244	11.2%
BlackRock, Inc. (13)	5,763,800	8.4%
The Vanguard Group (14)	4,878,103	7.1%

* Less than 1%.

(1)
Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock. The address of each such person, unless otherwise provided, is 19120 Kenswick Drive, Humble, Texas 77338.
(2)
Unvested restricted stock units (“RSUs”) vesting within 60 days of March 13, 2026 are deemed to be outstanding and beneficially owned by the person holding such unvested RSUs, for the purposes of computing the percentage of beneficial ownership of that person and any group of which that person is a member, but are not deemed outstanding for the purpose of computing the percentage of beneficial ownership for any other person.
(3)
Includes (i) 306,497 shares of common stock, (ii) 22,691 shares of common stock issuable upon vesting of RSUs that have vested or will vest within 60 days of March 13, 2026 and (iii) 184,994 shares of common stock issuable upon vesting of RSUs that will not vest within 60 days of March 13, 2026.
(4)
Includes (i) 141,181 shares of common stock, (ii) 8,509 shares of common stock issuable upon vesting of RSUs that have vested or will vest within 60 days of March 13, 2026 and (iii) 68,142 shares of common stock issuable upon vesting of RSUs that will not vest within 60 days of March 13, 2026.

(5)
Includes (i) 91,080 shares of common stock, (ii) 8,509 shares of common stock issuable upon vesting of RSUs that have vested or will vest within 60 days of March 13, 2026 and (iii) 48,822 shares of common stock issuable upon vesting of RSUs that will not vest within 60 days of March 13, 2026.
(6)
Includes (i) 12,326 shares of common stock, (ii) 11,764 shares of common stock issuable upon vesting of RSUs that have vested or will vest within 60 days of March 13, 2026 and (iii) 11,754 shares of common stock issuable upon vesting of RSUs that will not vest within 60 days of March 13, 2026.
(7)
Includes (i) 4,147 shares of common stock, (ii) 11,764 shares of common stock issuable upon vesting of RSUs that have vested or will vest within 60 days of March 13, 2026 and (iii) 5,465 shares of common stock issuable upon vesting of RSUs that will not vest within 60 days of March 13, 2026.
(8)
Includes (i) 72,603 shares of common stock, (ii) 11,764 shares of common stock issuable upon vesting of RSUs that have vested or will vest within 60 days of March 13, 2026 and (iii) 5,465 shares of common stock issuable upon vesting of RSUs that will not vest within 60 days of March 13, 2026.
(9)
Includes (i) 84,198 shares of common stock, (ii) 11,764 shares of common stock issuable upon vesting of RSUs that have vested or will vest within 60 days of March 13, 2026 and (iii) 5,465 shares of common stock issuable upon vesting of RSUs that will not vest within 60 days of March 13, 2026.
(10)
Includes (i) 8,376 shares of common stock, (ii) 11,764 shares of common stock issuable upon vesting of RSUs that have vested or will vest within 60 days of March 13, 2026 and (iii) 9,741 shares of common stock issuable upon vesting of RSUs that will not vest within 60 days of March 13, 2026.
(11)
Number of shares based on a Schedule 13D/A filed with the Securities and Exchange Commission (“SEC”) on February 27, 2026 by Amberjack Capital Partners, L.P. Consists of: (i) sole voting power with respect to 16,871,374 shares and sole dispositive power with respect to 16,871,374 shares held directly and beneficially owned by Amberjack Capital Fund II, L.P.; (ii) sole voting power with respect to 3,939,330 shares and sole dispositive power with respect to 3,939,330 shares held directly and beneficially owned by Innovex Co-Invest Fund II, L.P.; (iii) sole voting power with respect to 933,624 shares and sole dispositive power with respect to 933,624 shares held directly and beneficially owned by Innovex Co-Invest Fund, L.P.; (iv) sole voting power with respect to 805,355 shares and sole dispositive power with respect to 805,355 shares held directly and beneficially owned by Intervale Capital Fund II, L.P.; (v) sole voting power with respect to 399 shares and sole dispositive power with respect to 399 shares held directly and beneficially owned by Intervale Capital Fund II-A, L.P.; (vi) sole voting power with respect to 207,240 shares and sole dispositive power with respect to 207,240 shares held directly and beneficially owned by Intervale Capital Fund III, L.P. The above funds are affiliated with Amberjack Capital Partners, L.P. (“Amberjack Capital Partners” or “Amberjack”) and are referred to in this proxy statement as the “Amberjack Funds”. The general partner of (i) Amberjack Capital Fund II, L.P. is Amberjack Capital GP II, L.P., and the general partner of such general partner is Amberjack Capital Associates II, LLC, (ii) Innovex Co-Invest Fund II, L.P. is Innovex Co-Invest Fund II GP, L.P., and the general partner of such general partner is Innovex Co-Invest Associates, LLC, (iii) Innovex Co-Invest Fund, L.P. is Innovex Co-Invest Fund GP, L.P., and the general partner of such general partner is Innovex Co-Invest Associates, LLC, (iv) Intervale Capital Fund II, L.P. is Intervale Capital GP II, L.P., and the general partner of such general partner is Intervale Capital Associates II, LLC, (v) Intervale Capital Fund II-A, L.P. is Intervale Capital GP II, L.P., and the general partner of such general partner is Intervale Capital Associates II, LLC, and (vi) Intervale Capital Fund III, L.P. is Intervale Capital GP III, L.P., and the general partner of such general partner is Intervale Capital Associates III, LLC. By virtue of their relationships, the foregoing general partners control all voting and dispositive power over the reported shares held by such Amberjack Funds and therefore may be deemed to be the beneficial owner of such shares. The sole member of Amberjack Capital Associates II, LLC, Innovex Co-Invest Associates, LLC, Intervale Capital Associates II, LLC and Intervale Capital Associates III, LLC is Amberjack Capital Partners, and the general partner of Amberjack Capital Partners is Amberjack Management, LLC (“Amberjack Management”). By virtue of their relationships, Amberjack Capital Partners and Amberjack Management control all voting and dispositive power over the reported shares held by all the Amberjack Funds and therefore each may be deemed to be the beneficial owner of such shares. Jason Turowsky is the Managing Partner of Amberjack Management, and by virtue of such position may be deemed to control all voting and dispositive power over the reported shares held by all of the Amberjack Funds and therefore may be deemed to be the beneficial owner of such shares. The address for each of the Amberjack Funds, Amberjack Management and Jason Turowsky is 4400 Post Oak Parkway, Suite 2760, Houston, TX 77002.

(12)
Number of shares based on a Schedule 13G/A filed with the SEC on November 13, 2025 by Brandes Investment Partners, L.P. (“Brandes”). Brandes reports shared voting power with respect to 4,728,083 shares and shared dispositive power with respect to 7,658,244 shares. The address for Brandes is 4275 Executive Square, 5th Floor, La Jolla, CA 92037.
(13)
Number of shares based on a Schedule 13G filed with the SEC on October 7, 2024 by BlackRock, Inc. (“BlackRock”). Such filing indicates that BlackRock has sole voting power with respect to 5,604,294 shares and sole dispositive power with respect to 5,763,800 shares. The address for BlackRock is 50 Hudson Yards, New York, NY 10001.
(14)
Number of shares based on a Schedule 13G/A filed with the SEC on July 29, 2025 by The Vanguard Group (“Vanguard”). Such filing indicates that Vanguard has sole voting power with respect to 0 shares, shared voting power with respect to 23,635 shares, sole dispositive power with respect to 4,815,879 shares and shared dispositive power with respect to 62,224 shares. The address for Vanguard is 100 Vanguard Blvd., Malvern, PA 19355.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires officers, directors and persons who beneficially own more than 10% of shares of our common stock to file reports of ownership on Form 3 and reports of changes in ownership on Forms 4 or 5 with the SEC. The reporting officers, directors and 10% shareholders are also required by SEC rules to furnish the company with copies of all Section 16(a) reports they file.

Based solely on our review of copies of such reports, we believe that all Section 16(a) filing requirements applicable to our directors, officers and 10% shareholders were complied with during fiscal year 2025, except that each of Adam Anderson, Kendal Reed and Mark Reddout failed to timely file a Form 4 relating to shares received on December 15, 2025 pursuant to grants of common stock, but a Form 4 reporting each of these grants was subsequently filed on December 19, 2025.

PROPOSAL 1. Election of Directors

Our Board of Directors is divided into three classes, Class I, Class II and Class III, with staggered terms of office ending in 2028, 2026 and 2027, respectively. The term for each class expires on the date of the third annual stockholders’ meeting for the election of directors following the most recent election of directors for such class. Each director holds office until the next annual meeting of stockholders for the election of directors of their class or until their successor has been duly appointed or elected and qualified.

On March 2, 2026, Carri Lockhart, a member of our Board of Directors and Audit Committee and chair of the Nominating and Governance Committee, resigned from the Board. Our Board of Directors determined to reduce the size of the Board of Directors from nine members to eight members effective as of the date of Mrs. Lockhart’s resignation.

Our Board of Directors has nominated each of Mr. Lovoi, Mr. Donnell and Ms. Sedita for election as directors to serve a three-year term expiring on the date of the annual meeting of stockholders to be held in 2029 (or until a successor is duly appointed or elected and qualified). Each of Mr. Lovoi, Mr. Donnell and Ms. Sedita currently serves as a member of our Board of Directors.

Our Board of Directors has no reason to believe that any of Mr. Lovoi, Mr. Donnell and Ms. Sedita will not be a candidate for director at the time of the annual meeting or will be unable to serve as director. If any of Mr. Lovoi, Mr. Donnell and Ms. Sedita becomes unavailable for election, our Board of Directors can name a substitute nominee, and proxies will be voted for the substitute nominee pursuant to discretionary authority, unless withheld.

This proposal is referred to herein as the “Election of Directors Proposal” or “Proposal 1”.

Vote Required for Approval

In accordance with our bylaws, approval of this proposal requires the affirmative vote of the holders of shares of common stock representing a majority of votes properly cast on such proposal. Assuming a quorum is present, shares that are not present in person or by proxy, abstentions and broker non-votes (if any) will have no effect on the vote for this proposal. For additional information on the election of directors, see “Corporate Governance Matters—Majority Voting in Director Elections”.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF THE NOMINEES LISTED BELOW.

Nominees for Class II Directors for Three-Year Term to Expire in 2029

The following sets forth information concerning the nominees for election as directors at the annual meeting, including each nominee’s age as of March 13, 2026, position with us, business experience during the past five years and the experiences, qualifications, attributes or skills that caused our Nominating and Governance Committee and the Board to determine that the nominees should serve as directors of the Company.

John Lovoi. Mr. Lovoi, age 65, has been a Class II director since May 2005 and Chair of the Board since October 2011. Mr. Lovoi is a member of the Audit Committee, the Compensation Committee, and the Nominating and Governance Committee of the Board. He is the Managing Partner of JVL Advisors LLC, a private energy investment company established in 2002. From January 2000 to August 2002, Mr. Lovoi was a Managing Director at Morgan Stanley Incorporated, and during this period served as head of the firm’s Global Oil and Gas Research practice and then as head of the firm’s Global Oil and Gas Investment Banking practice. From 1995 to 2000, he was a leading oilfield services and equipment research analyst for Morgan Stanley. Prior to joining Morgan Stanley, he spent two years as a senior financial executive at Baker Hughes and four years as an energy investment banker with Credit Suisse First Boston. Mr. Lovoi also serves as a director of Helix Energy Solutions Group, an energy services company, and as chair of the board of directors of Epsilon Energy, Ltd., an oil and gas company based in Canada. Mr. Lovoi holds a Bachelor of Science degree in chemical engineering from Texas A&M University and an MBA degree from the University of Texas. Mr. Lovoi was selected to serve as a director due to his financial expertise and energy industry insight, as well as his experience as a director of other public companies.

Will Donnell. Mr. Donnell, age 38, has been a Class II director since March 2025. Mr. Donnell has served as Managing Director for Amberjack, a firm he joined in 2013, and oversees investments in numerous oilfield services companies. From 2013 to 2016, Mr. Donnell served in various positions for PPHB, LP, a Houston-based investment bank focused on transactions within the energy industry, where he advised on mergers and acquisitions. Mr. Donnell holds a Master of Science in Finance from the University of Texas at Austin and a Bachelor of Arts in Business Administration from Rhodes College. Mr. Donnell was selected to serve as a director due to his significant investment experience in energy services companies and professional experience with corporate governance, finance, financial reporting and risk assessment.

Angie Sedita. Ms. Sedita, age 56, has been a Class II director since September 2024 and served as a member of the board of directors of Legacy Innovex (the “Legacy Innovex Board”) from December 2022 to September 2024. Ms. Sedita is a member of the Audit Committee and the Nominating and Governance Committee. From 2018 to 2021, Ms. Sedita served as Managing Director and Lead Equity Analyst for Goldman Sachs & Co. covering the oilfield service and contract drilling sector. From 2009 to 2018, she served as a Managing Director, Senior Equity Analyst covering the energy sector at UBS. Prior to Joining UBS, from 2008 to 2009, Ms. Sedita served as Senior Equity Analyst—Managing Director for Macquarie Capital. From 2000 to 2008, Ms. Sedita served as Senior Equity Analyst – Senior Vice President for Lehman Brothers Inc. covering the energy sector. From 1992 to 1999, Ms. Sedita served as an Energy Equity Analyst for A.G. Edwards & Sons, Inc., now Wells Fargo. She holds a Master of Business Administration from Saint Louis University and a Bachelor of Science in Business Administration from the University of Missouri. Ms. Sedita is NACD Directorship Certified, by the National Association of Corporate Directors. Ms. Sedita was selected to serve as a director due to her significant professional expertise, particularly her nearly thirty years of experience in the financial markets covering the energy sectors.

Information Concerning Class I and Class III Directors

The following sets forth information concerning the Class I and Class III directors whose present terms of office will expire at the 2028 and 2027 annual meetings of stockholders, respectively, including each director’s age as of March 13, 2026, position with us, if any, business experience during the past five years and the experiences, qualifications, attributes or skills that caused our Nominating and Governance Committee and the Board to determine that the nominees should serve as directors of the Company.

Class I

Terence Jupp. Mr. Jupp, age 66, has been a Class I director since November 2012. Mr. Jupp serves as chair of the Compensation Committee. Mr. Jupp serves as Managing Director of EIG Global Energy Partners, a global energy investment firm, a position he has held since April 2015. Mr. Jupp has served as Chief Operating Officer of Breakwater Energy, an EIG subsidiary that holds oil and gas interests, since September 2022, and as Chief Operating Officer of MidOcean Energy, an EIG-controlled LNG company, since October 2022. From April 2015 until March 2021, he was the Chief Operating Officer of Harbour Energy Ltd., a company that was owned by EIG and that held and operated upstream and midstream energy assets globally. Earlier in his career, Mr. Jupp was employed by Anadarko Petroleum as Vice President International Operations – Americas/Far East following its acquisition of Kerr-McGee Oil and Gas. While with Kerr-McGee Oil and Gas, he served in various management positions domestically and internationally, including as Vice President – International Exploration and Production. Mr. Jupp previously served as a director of Maverick Natural Resources, LLC, a private oil and gas company focused on long-lived reserves in the U.S., and as a director of Chrysaor Holdings Limited, a private oil and gas company that was the largest oil and gas producer in the UK North Sea. Mr. Jupp holds a Bachelor of Science degree in petroleum engineering from Texas A&M University. Mr. Jupp was selected to serve as a director due to his executive experience with oil and gas exploration companies, including his international experience in the energy industry.

Jason Turowsky. Mr. Turowsky, age 46, has been a Class I director since September 2024 and served as a member of the Legacy Innovex Board from March 2021 to September 2024. Mr. Turowsky is a member of the Compensation Committee. Mr. Turowsky is the Managing Partner of Amberjack, a firm he joined in 2013, and oversees investments in numerous oilfield services companies. From 2003 to 2013, Mr. Turowsky served in various positions at Falconhead Capital LLC, a New York-based private equity fund focused on investments across a wide range of industries. From 2001 to 2003, Mr. Turowsky served as an investment banking analyst for UBS Group AG, where he advised on capital markets transactions and mergers and acquisitions. Mr. Turowsky holds a Bachelor of Arts in Economics from the University of Pennsylvania. Mr. Turowsky was selected to serve as a director due to his significant investment experience in energy services companies and professional experience with corporate governance, finance, financial reporting and risk assessment.

Class III

Adam Anderson. Mr. Anderson, age 49, has been a Class III director since September 2024 and has served as Chief Executive Officer of the Company since the closing of the Merger. Mr. Anderson was the Chief Executive Officer of Legacy Innovex and its subsidiaries from November 2016 until the closing of the Merger and led Legacy Innovex by focusing on strategic growth and acquisitions, using conventional, innovative and proprietary technologies to support upstream onshore and offshore activities worldwide. From 2014 to 2016, Mr. Anderson served as Chief Executive Officer of Team Oil Tools, LP, a designer, manufacturer and installer of completions products for the oil and natural gas sector. From 2002 to 2014, Mr. Anderson served in several senior management roles for Baker Hughes Company, an oilfield services company, including Vice President of the Western U.S. Division, President of Latin America, Vice President of the U.S. Completions Division, Country Manager for Saudi Arabia, overseeing more than 3,000 employees and more than $1 billion in revenues, and Vice President of Investor Relations. Mr. Anderson holds a Master of Business Administration from Duke University and a Bachelor of Science in Petroleum Engineering from Colorado School of Mines. Mr. Anderson was selected to serve as a director due to his instrumental track record in leading the Company’s strategic growth and acquisitions and his vast experience in the oilfield service industry.

Bonnie S. Black. Ms. Black, age 54, has been a Class III director since September 2024 and served as a member of the Legacy Innovex Board from September 2023 to September 2024. Ms. Black is a member of the Compensation Committee, and serves as chair of the Nominating and Governance Committee. Previously, Ms. Black served as Executive Vice President of Technology, Operations Support for Pioneer Natural Resources from 2022 to June 2024, as Senior Vice President of Technology and Operations Support for Pioneer Natural Resources from 2022 to 2023, Vice President of Drilling for Pioneer Natural Resources from 2019 to 2022, as Vice President of Well Planning and Permitting for Pioneer Natural Resources from 2015 to 2019, and as Vice President of Environmental and Sustainable Development for Pioneer Natural Resources from 2012 to 2015. From 2007 to 2012, Ms. Black served as Health, Safety and Environmental Manager for Pioneer Natural Resources. She served as a member of the Undergrad Practice Opportunities Program Advisory Board of Massachusetts Institute of Technology from 2017 to 2024. She holds a Bachelor of Science in Civil Engineering from Texas A&M University and is a registered Professional Engineer specializing in Environmental Engineering in the State of Oklahoma. Ms. Black was selected to serve as a director due to her extensive experience in the E&P industry, mergers and acquisitions, strategic planning, risk management and regulatory matters.

Benjamin M. Fink. Mr. Fink, age 55, has been a Class III director since July 2024. Mr. Fink serves as chair of the Audit Committee. Mr. Fink was Executive Vice President and Chief Financial Officer of Anadarko Petroleum Corporation from November 2018 until its acquisition by Occidental Petroleum Corporation in August 2019. He served as Chairman of NYSE-listed Western Gas Partners, LP and Western Gas Equity Partners L.P. from 2018 to 2019, as the President & CEO of both entities from 2017 to 2018, and as their Senior Vice President and Chief Financial Officer from 2009 to 2017. Mr. Fink served as an independent director and Audit Committee Chairman of Zimmer Energy Acquisition Corp., a Nasdaq-listed blank check company formed to seek investment opportunities in the energy transition space, from June 2021 to June 2023. Mr. Fink also currently serves on the board of directors of the parent companies of Salt Creek Midstream, LLC, a leading gatherer and processor of natural gas and crude oil in the Permian Basin. Mr. Fink received a B.S. degree in Economics from the Wharton School of the University of Pennsylvania and earned the Chartered Financial Analyst (CFA) designation from the CFA Institute. Mr. Fink was selected to serve as a director due to his financial expertise and executive experience with public companies in the energy sector.

Corporate Governance Matters

Board Independence and Leadership Structure

We have a majority independent Board and split Chief Executive Officer and Chair of the Board roles, factors which are aligned with long-term stockholder interests. Our Corporate Governance Guidelines include the Company’s policies regarding the Board of Directors, including but not limited to, director qualifications and responsibilities, election of directors, director compensation, and stock ownership guidelines. Our Code of Business Conduct and Ethical Practices articulates our corporate values and explains how they should guide ethical decision-making for all of our employees, officers, directors, and subsidiaries. It is designed to ensure that how we do business is fully aligned with our values and applicable laws and regulations in regions and countries that we operate in. Our Code of Business Conduct and Ethical Practices applies to all directors, officers, and employees of the Company and is the foundation of our compliance program. Our Anti-Bribery Policy prohibits all forms of bribery, including the payment of money, offers, gifts, promises to give, or authorizations of the giving of anything of value to any foreign official (including employees of foreign national oil companies) for the purpose of securing a business advantage.

The Board does not have a policy requiring either that the positions of the Chair of the Board and the Chief Executive Officer should be separate or that they should be occupied by the same individual. The Board believes that this issue is properly addressed as part of the succession planning process and that it is in the best interests of the Company for the Board to make a determination on the matter when it elects a new chief executive officer or at other times consideration is warranted by circumstances. The Board believes that this structure enables it to fulfill its oversight role in determining the manner in which its leadership is configured with a view toward flexibility and maintaining a structure that best serves our Company and its stockholders.

The Board believes that the current separation of these two important roles is in the best interest of the Company and its stockholders at this time. This structure permits the Chair of the Board to direct board operations and lead the Board in its oversight of management and the Chief Executive Officer to develop and implement the Company’s board-approved strategic vision and manage its day-to-day business. The separation of duties also allows Mr. Lovoi and Mr. Anderson to focus on their responsibilities as Chair of the Board and Chief Executive Officer, respectively. The Board believes that the independent board chair helps provide an opportunity for Board members to provide more direct input to management in shaping our organization and strategy and strengthens the Board’s independent oversight of management. To that end, our non-management directors hold regular executive sessions at which our management is not in attendance. Mr. Lovoi, as the Chair of the Board, presides at these sessions.

Board’s Role in the Oversight of Risk Management

The Board: The Board of Directors has ultimate oversight responsibility for our system of enterprise risk management. Management is responsible for developing and implementing our program of enterprise risk management.

Audit Committee: The Audit Committee has been designated to take the lead in overseeing our risk management process and overall risk management system at the Board level. Accordingly, the Audit Committee meets periodically with management to review our major risk exposures, including those related to information technology, cybersecurity and data privacy and protection, and the steps management has taken to monitor and control those exposures. The Audit Committee also monitors our risk management policies and guidelines concerning risk assessment and risk management. In this role, the Audit Committee receives reports from management and other advisors and evaluates our risk management process and systems, the nature of the material risks we face and the adequacy of our policies and procedures designed to respond to and mitigate those risks.

Compensation Committee: The Compensation Committee has made an assessment of whether compensation policies and practices create risks that are reasonably likely to have a material adverse effect on us and has concluded that they do not create such risks as presently constituted.

Determinations of Director Independence

Under rules adopted by the NYSE, no board member qualifies as independent unless the Board of Directors affirmatively determines that the director has no material relationship with us. In evaluating each director’s independence, the Board considers all relevant facts and circumstances in making a determination of independence. In particular, when assessing the materiality of a director’s relationship with us, the Board considers the issue not merely from the standpoint of the director, but also from the standpoint of persons or organizations with which the director has an affiliation.

As contemplated by the rules of the NYSE, the Board adopted categorical standards to assist the Board of Directors in making independence determinations. As set forth in our Corporate Governance Guidelines, a relationship falls within the categorical standard of independence if it:

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a type of relationship addressed in Section 303A.02(b) of the NYSE Listed Company Manual, but under that listing standard does not preclude a determination of independence;
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consists of charitable contributions by us to an organization where a director is an executive officer and does not exceed the greater of $1 million or 2% of the organization’s gross revenue in any of the last three years; or
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a type of relationship addressed in Item 404 of Regulation S-K, but under that regulation does not require disclosure.

In its determination of independence, the Board of Directors reviewed and considered all relationships and transactions between each director, their family members or any business, charity or other entity in which the director has an interest, on the one hand, and we, our affiliates, or our senior management has an interest, on the other. The Board considered the relationships and transactions in the context of the NYSE’s objective listing standards, the categorical standards noted above and the additional standards established for members of audit, compensation and governance committees. As a result of this review, the Board of Directors affirmatively determined that Ms. Black, Mr. Donnell, Mr. Fink, Mr. Jupp, Mr. Lovoi, Ms. Sedita and Mr. Turowsky are independent from us and our management. In addition, the Board of Directors affirmatively determined that (i) Mr. Fink, Mr. Lovoi and Ms. Sedita are independent under the additional standards for audit committee membership under rules of the SEC and (ii) Ms. Black, Mr. Turwosky, Mr. Jupp and Mr. Lovoi are independent under the additional standards for compensation committee membership under rules of the SEC. Mr. Anderson is not independent because of his current service as a member of our senior management.

You can access our Independence Guidelines in our Corporate Governance Guidelines on the Investors section of our website at www.innovex-inc.com.

Code of Business Conduct and Ethical Practices

Pursuant to NYSE rules, we have adopted a Code of Business Conduct and Ethical Practices for our directors, officers and employees. The Code of Business Conduct and Ethical Practices, which also meets the requirements of a code of ethics under Item 406 of Regulation S-K, is posted on the Investors section of our website at www.innovex-inc.com. Changes in and waivers to the Code of Business Conduct and Ethical Practices for our directors and executive officers will also be posted on our website.

Majority Voting in Director Elections

Our amended and restated bylaws include a majority voting standard in uncontested director elections. This standard applies to the election of directors at the annual meeting. To be elected in an uncontested election, a nominee must receive more votes cast “for” that nominee’s election than votes cast “against” that nominee’s election. In contested elections, the voting standard will be a plurality of votes cast. Under our bylaws, a contested election is one at which the number of candidates for election as directors exceeds the number of directors to be elected, as determined by our Corporate Secretary as of the tenth day preceding the date we mail or deliver a notice of meeting to stockholders.

Our Corporate Governance Guidelines include director advance resignation procedures. In brief, these procedures provide that:

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As a condition to being nominated to continue to serve as a director, an incumbent director nominee must submit an irrevocable letter of resignation that becomes effective upon and only in the event that (1) the nominee fails to receive the required vote for election to the Board at the next meeting of stockholders at which such nominee faces re-election and (2) the Board accepts such resignation;
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As a condition to being nominated, each director candidate who is not an incumbent director must agree to submit such an irrevocable resignation upon election as a director. Similarly, the Board will only fill vacancies (including new directorships created by expansion of the Board) with candidates who agree to submit such an irrevocable letter of resignation upon appointment as a director;
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Upon the failure of any nominee to receive the required vote, the Nominating and Governance Committee makes a recommendation to the Board on whether to accept or reject the resignation;
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The Board takes action with respect to the resignation and publicly discloses its decision and the reasons therefor within 90 days from the date of the certification of the election results; and
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The resignation, if accepted, will be effective at the time specified by the Board when it determines to accept the resignation, which effective time may be deferred until a replacement director is identified and appointed to the Board.

Our Corporate Governance Guidelines can be found in the Investors section of our website at www.innovex-inc.com.

Compensation Committee Interlocks and Insider Participation

During fiscal year 2025, Bonnie S. Black, Patrick Connelly (until his passing in February 2025), Jason Turwosky (appointed to fill the resulting vacancy), Terence Jupp, and John Lovoi served as members of the Compensation Committee. No member of the Compensation Committee was at any time during fiscal year 2025 or at any other time an officer or employee of the Company, and no member of the Compensation Committee had any relationship with the Company requiring disclosure under Item 404 of Regulation S-K. No executive officer of the Company has served on the Board of Directors or Compensation Committee of any other entity that has or has had one or more executive officers who served as a member of the Compensation Committee during fiscal year 2025.

Insider Trading Policy

We are committed to promoting high standards of ethical business conduct and compliance with applicable laws, rules and regulations. As part of this commitment, we have adopted an Insider Trading Policy to govern the purchase, sale, and/or other dispositions of our securities by our directors, officers and employees, as well as by the Company itself, that we believe is reasonably designed to promote compliance with insider trading laws, rules and regulations, and the exchange listing standards applicable to us. A copy of our Insider Trading Policy was filed as Exhibit 19.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

Committees of the Board of Directors

The Board of Directors has appointed three committees: the Audit Committee, the Compensation Committee and the Nominating and Governance Committee.

Audit Committee

The current members of the Audit Committee are Mr. Fink, who serves as Chair, Ms. Sedita and Mr. Lovoi. The Board of Directors has determined that Mr. Fink is an “audit committee financial expert” as that term is defined in Item 407(d)(5)(ii) of Regulation S- K promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

The Board of Directors has approved the Audit Committee Charter, which contains a detailed description of the Audit Committee’s duties and responsibilities. Under the charter, the Audit Committee has been appointed by the Board of Directors to assist the Board in overseeing (i) the integrity of our financial statements, (ii) our compliance with legal and regulatory requirements, (iii) the independent auditor’s independence, qualifications and performance and (iv) the performance of our internal audit function. The Audit Committee also has direct responsibility for the appointment, compensation and retention of our independent auditors.

Compensation Committee

The current members of the Compensation Committee are Mr. Jupp, who serves as Chair, Ms. Black, Mr. Turowsky and Mr. Lovoi.

The Board of Directors has approved the Compensation Committee Charter, which contains a detailed description of the Compensation Committee’s responsibilities. Under the charter, the Compensation Committee assists the Board in establishing the compensation of our directors and executive officers in a manner consistent with our stated compensation strategy, internal equity considerations, competitive practice and the requirements of applicable law and regulations and the rules of applicable regulatory bodies.

Nominating and Governance Committee

The current members of the Nominating and Governance Committee are Ms. Black, who serves as Chair, Mr. Lovoi and Ms. Sedita.

The Board of Directors has approved the Nominating and Governance Committee Charter, which contains a detailed description of the Nominating and Governance Committee’s responsibilities. Under the charter, the Nominating and Governance Committee identifies and recommends individuals qualified to become Board members, consistent with criteria approved by the Board, and assists the Board in determining the composition of the Board and its committees, in monitoring a process to assess Board and committee effectiveness and in developing and implementing our corporate governance guidelines, practices and procedures. The Nominating and Governance Committee has the authority to engage a third-party consultant at any time.

Selection of Nominees for the Board of Directors

Identifying Candidates

The Nominating and Governance Committee solicits ideas for potential Board candidates from a number of sources, including members of the Board of Directors, our executive officers, individuals personally known to the members of the Nominating and Governance Committee and research. In addition, the Nominating and Governance Committee will consider candidates submitted by stockholders. Any such submissions should include the candidate’s name and qualifications for Board membership and should be directed to our Corporate Secretary at the address indicated on the first page of this proxy statement. Although the Board does not require the stockholder to submit any particular information regarding the qualifications of the stockholder’s candidate, the level of consideration that the Nominating and Governance Committee will give to the stockholder’s candidate will be commensurate with the quality and quantity of information about the candidate that the nominating stockholder makes available to the Nominating and Governance Committee. The Nominating and Governance Committee did not receive any candidate submissions from stockholders during 2025. The Nominating and Governance Committee will consider all candidates identified through the processes described above and will evaluate each of them on the same basis.

In addition, our bylaws permit stockholders to nominate directors for election at an annual stockholders meeting whether or not such nominee is submitted to and evaluated by the Nominating and Governance Committee. To nominate a director using this process, the stockholder must follow certain procedures required by the bylaws which are described under “Additional Information—Advance Notice Required for Stockholder Nominations and Proposals” below.

Evaluating Candidates

The members of the Nominating and Governance Committee are responsible for assessing the skills and characteristics that candidates for election to the Board should possess, as well as the composition of the Board as a whole. This assessment includes the qualifications under applicable independence standards and other standards applicable to the Board and its committees, as well as consideration of skills and experience in the context of the needs of the Board. The charter of the Nominating and Governance Committee requires the committee to evaluate each candidate for election to the Board in the context of the Board as a whole, with the objective of recommending individuals that can best perpetuate the success of our business and represent stockholder interests through the exercise of sound business judgment using their diversity of experience in a number of areas. Each candidate must meet certain minimum qualifications, including:

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independence of thought and judgment;
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the ability to dedicate sufficient time, energy and attention to the performance of her or his duties, taking into consideration the nominee’s service on other public company boards; and

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skills and expertise complementary to the existing Board members’ skills; in this regard, the Nominating and Governance Committee will consider the Board’s need for operational, sales, management, financial or other relevant expertise.

The Nominating and Governance Committee may also consider the ability of the prospective candidate to work with the then-existing interpersonal dynamics of the Board and their ability to contribute to the collaborative culture among Board members.

Based on this initial evaluation, the Nominating and Governance Committee will determine whether to interview the candidate, and, if warranted, will recommend that one or more of its members and senior management, as appropriate, interview the candidate in person or by telephone. After completing this evaluation and interview process, the Nominating and Governance Committee recommends to the Board a slate of director nominees for election at the next annual meeting of stockholders or for appointment to fill vacancies on the Board.

Board Diversity

The Nominating and Governance Committee evaluates a candidate’s education, industry expertise, and background, with a commitment to including qualified women and minority candidates in the search.

Information Regarding Meetings

The Board held eight meetings and acted by written consent eight times during the fiscal year ended December 31, 2025. Members of the Board are expected to attend all meetings of the Board and committees on which they serve.

Each director on the Board attended all meetings of the Board and all meetings of the respective committees on which such director served that were held during the last fiscal year. The independent members of our Board meet in executive sessions at least quarterly, and frequently in conjunction with regular meetings of the Board.

The Audit Committee held four meetings in 2025.

The Compensation Committee held two meetings in 2025.

The Nominating and Governance Committee held three meetings in 2025.

We expect, but do not require, Board members to attend the annual meeting of stockholders. Last year, all of our Board members attended the Company’s annual meeting of stockholders.

Stockholder Communications

Stockholders and other interested parties may communicate directly with our independent directors by sending a written communication in an envelope addressed to “Board of Directors (Independent Members)” in care of the Corporate Secretary at the address indicated on the first page of this proxy statement.

Website Availability of Governance Documents

You can access our Corporate Governance Guidelines, Code of Business Conduct and Ethical Practices, Audit Committee Charter, Nominating and Governance Committee Charter and Compensation Committee Charter on the Investors section of our website at www.innovex-inc.com. Information contained on our website or any other website is not incorporated into this proxy statement and does not constitute a part of this proxy statement.

Additionally, any stockholder who so requests may obtain a printed copy of the governance documents from the Corporate Secretary at the address indicated on the first page of this proxy statement.

Stockholder Engagement

In order to seek continued alignment with our stockholders, our executive officers meet with our stockholders from time to time to obtain their views on our performance and strategy. We will continue to regularly engage with our stockholders and consider their feedback on all aspects of our performance.

Executive Officers

The following table sets forth the name, age and positions of each of our executive officers as of March 13, 2026:

Name	Age	Position
Adam Anderson	49	Chief Executive Officer and Director
Kendal Reed	38	Chief Financial Officer
Mark Reddout	62	President of North America

Biographical information for Adam Anderson is set forth in this proxy statement under the heading “PROPOSAL 1. Election of Directors — Information Concerning Class I and Class III Directors”.

Kendal Reed. Mr. Reed, age 38, has been the Chief Financial Officer of the Company since the closing of the Merger. Mr. Reed was the Chief Financial Officer of Legacy Innovex from 2019 until the closing of the Merger. Mr. Reed joined the Company in 2016 as Vice President of Corporate Development and has been a key member of the Company team leading mergers and acquisitions, treasury and integration. Previously, Mr. Reed served seven years as Vice President for Amberjack, where he was responsible for identifying, assessing, and managing a variety of oilfield service investments. Mr. Reed earned a Bachelor of Science in Finance and Marketing from the University of Kansas.

Mark Reddout. Mr. Reddout, age 62, has been the President for the North America region since the closing of the Merger. Mr. Reddout was the President for the North America region of Legacy Innovex from 2021 until the closing of the Merger. From May 2019 to March 2021, Mr. Reddout served as Chief Operations Officer of the Company, and from October 2016 to May 2019, he served as Vice President of Well Completions. Prior to joining the Company, he was previously the Vice President of Operations for Team Oil Tools LP. Previously, he spent 30 years at Baker Hughes holding multiple key positions including leading the completions business in both South Texas and the Rocky Mountains.

Related Person Transactions

Registration Rights Agreement

On September 6, 2024, the Company and certain entities affiliated with Amberjack (collectively, the “Innovex Investors”), entered into a registration rights agreement (the “Registration Rights Agreement”), pursuant to which, among other things, the Company agreed to provide for the registration and resale of certain shares of the common stock that are held by the Innovex Investors from time to time.

Pursuant to the Registration Rights Agreement, any of the Innovex Investors has the right to require the Company, at any time after 180 days from the Closing Date, and subject to certain limitations, to prepare and file a registration statement registering the offer and sale of their shares of the common stock. Subject to certain exceptions, the Company will not be obligated to effect a demand registration if a then effective registration statement is available for use or to effect such a demand registration or an underwritten offering within 90 days after the closing of any requested underwritten offering of shares of the common stock, unless certain requirements are met. In addition, as promptly as reasonably practicable, but in no event later than 10 business days after the date the Registration Rights Agreement was executed, the Company was required to prepare and file with the SEC a shelf registration statement on Form S-3 to permit the public resale of all of the registrable securities thereunder in accordance with the terms of the Registration Rights Agreement. The Company filed a shelf registration statement on Form S-3 (No. 333-282178) on September 17, 2024, which was declared effective by the SEC on October 1, 2024. On February 27, 2026, the Innovex Investors sold an aggregate of 6,612,500 shares of common stock in an underwritten public offering pursuant to such shelf registration statement. The Company purchased 575,000 shares of common stock that were subject to such offering from the underwriters at a price per share equal to the price at which the underwriters purchased the shares from the Innovex Investors in the offering, for an aggregate purchase price of approximately $14.1 million.

The Registration Rights Agreement also generally obligates the Company to cooperate with the Innovex Investors in effecting the disposition of their shares of Company Common Stock by such methods as the Innovex Investors may request, including through underwritten offerings and block trades.

The Registration Rights Agreement includes provisions, subject to certain exceptions, that if at any time the Company proposes to register an offering of the common stock or conduct an underwritten offering, whether or not for its own account, then the Company would be required to notify the Innovex Investors and allow them to include a specified number of their shares of the common stock in that registration statement or underwritten offering, as applicable.

These registration rights are subject to certain conditions and limitations, and the Company is generally obligated to pay all registration expenses in connection with these registration obligations, regardless of whether or not any registrable securities are sold pursuant to a registration statement. The Registration Rights Agreement also requires the Company to indemnify each of the Innovex Investors against certain liabilities under the Securities Act.

Stockholders’ Agreement

On September 6, 2024, the Company, Amberjack and the Innovex Investors entered into a Stockholders’ Agreement (the “Stockholders’ Agreement”). It provides, among other things, that:

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Amberjack has the right, but not the obligation, to designate for nomination by the Company to the Board a number of designees (the “Amberjack Designees”) equal to: (i) four directors, so long as Amberjack, the Innovex Investors and their permitted transferees (the “Stockholders”) collectively beneficially own 40% or more of the number of shares of the common stock outstanding as of the effective time of the Merger (the “Effective Time”); (ii) three directors, in the event that the Stockholders collectively beneficially own less than 40% but at least 30% of the number of shares of the common stock outstanding as of the Effective Time; (iii) two directors in the event that the Stockholders collectively beneficially own less than 30% but at least 20% of the number of shares of the common stock outstanding as of the Effective Time; and (iv) one director in the event that the Stockholders collectively beneficially own less than 20% but at least 10% of the number of shares of the common stock outstanding as of the Effective Time;
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for so long as Amberjack maintains the right to nominate three or more directors, at least one such designee must be independent and at least two must not be employees or affiliates of Amberjack. All nomination rights terminate permanently if the Stockholders’ collective beneficial ownership falls below 10% of the Company’s outstanding at the Effective Time, with all current Amberjack Designees included in the calculation of these nomination thresholds regardless of their specific election cycle;
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for so long as Amberjack has the right to designate at least one Amberjack Designee to the Board, the Company has agreed to take all necessary action, and, if applicable, the Stockholders have agreed to vote their respective shares, to cause the election of the person who is then serving as the Chief Executive Officer of the Company and each Amberjack Designee to the Board;
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the Board will be divided into three classes of directors, with each class serving staggered three-year terms in accordance with the certificate of incorporation of the Company and, unless otherwise requested by Amberjack, each Amberjack Designee, if any, will be assigned (or continue to be assigned) to the classes specified in the Merger Agreement;
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during the period from and after the Closing Date until the date that Amberjack ceases to have the right to nominate any designees to the Board pursuant to the Stockholders’ Agreement (the “Standstill Period”) and subject to certain exceptions, Amberjack has the right to request that a representative of Amberjack attend meetings of the Board (and any committee of which an Amberjack Designee is a member, to the extent consistent with applicable law) from time to time;
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until the end of the Standstill Period and subject to certain exceptions, the Company is required to provide Amberjack or its authorized representatives, at reasonable times and upon reasonable prior notice to the Company, with (i) reasonable access to the books and records of the Company or any of its material subsidiaries and (ii) the right to discuss the Company’s or its material subsidiaries’ affairs, finances and condition with its and their officers;

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to the fullest extent permitted by the Delaware General Corporation Law (the “DGCL”) and subject to applicable legal requirements and any express agreement, the Company has agreed that the Innovex Investors and their respective affiliates and each Amberjack Designee that is also a director, officer, employee or other representative of Amberjack (collectively, the “Covered Persons”) may, and has no duty not to, (i) invest in, carry on and conduct any business of any kind, nature or description, whether or not such business is competitive with or in the same or similar lines of business as the Company or any of its subsidiaries, (ii) do business with any client, customer, vendor or lessor of any of the Company or its affiliates, and/or (iii) make investments in any kind of property in which the Company or its subsidiaries may make investments. To the fullest extent permitted by the DGCL or any other applicable law, the Company renounces any interest or expectancy to participate in any business, business opportunity, transaction, investment or other matter of any Covered Person as currently conducted or as may be conducted in the future, and waives any claim against a Covered Person and shall indemnify a Covered Person against any claim that such Covered Person is liable to the Company or its stockholders for breach of any fiduciary duty or otherwise solely by reason of such Covered Person’s participation in, or failure to offer or communicate to the Company, its subsidiaries or any controlled affiliates any information regarding, any such business opportunity;
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during the Standstill Period and subject to certain exceptions, the Stockholders and each of their respective affiliates are subject to certain restrictions relating to (i) the acquisition of additional shares of the common stock, (ii) the solicitation of proxies with respect to voting of any Voting Securities (as defined in the Stockholders’ Agreement) of the Company, (iii) the deposit of any Voting Securities into a voting trust or subjecting such Voting Securities to any voting agreement, pooling arrangement or similar arrangement, or the grant of any proxy with respect to such Voting Securities, (iv) actions to change management of the Company or the Board other than pursuant to the provisions of the Stockholders’ Agreement, (v) actions regarding any merger, consolidation, business combination, tender or exchange offer, restructuring, recapitalization or other extraordinary transaction of or involving the Company or any of its subsidiaries or their securities or assets, or (vi) actions that would reasonably be expected to cause or require the Company to make a public announcement regarding any actions prohibited by the Stockholders’ Agreement; and
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during the Standstill Period, the Stockholders are required to cause all Voting Securities then owned by the Stockholders to be present, in person or by proxy, at any meeting of the stockholders of the Company occurring at which an election of directors is to be held, so that all such Voting Securities will be counted for the purpose of determining the presence of a quorum at such meeting.

Other Related Person Transactions

During the year ended December 31, 2025, Mark Reddout’s brother‑in‑law, Bill Palmer, was employed by the Company and received total compensation of $202,769 in connection with his employment.

Policy Concerning Related Person Transactions

The Board has adopted a written policy implementing procedures for the review, approval or ratification of related person transactions. Under the policy, a “related person” is any director, executive officer or more than 5% stockholder. The policy applies to any transaction in which (1) we are a participant, (2) any related person has a direct or indirect material interest and (3) the amount involved exceeds $120,000, but excludes any transaction that does not require disclosure under Item 404(a) of Regulation S-K. The Nominating and Governance Committee is responsible for reviewing, approving and ratifying any related person transaction. The Nominating and Governance Committee intends to approve only those related person transactions that are in, or are not inconsistent with, the best interests of us and our stockholders.

Director Compensation

Non-Employee Director Compensation Program

For the year ended December 31, 2025, the non-employee Chair of the Board received an annual fee of $175,000 and each of the Company’s other non-employee directors received an annual fee of $75,000. In addition, for the year ended December 31, 2025, each of the non-employee chairs of the Nominating and Governance Committee, Compensation Committee and Audit Committee of the Board received a supplemental annual fee of $10,000, $15,000 and $20,000, respectively. All directors are reimbursed for their out-of-pocket expenses and other expenses incurred in attending meetings of the Board or its committees and for other expenses incurred in their capacity as directors.

Director Stock Ownership Guidelines

We maintain stock ownership guidelines applicable to our directors under which each non-employee director is generally expected to own common stock valued at five times the then current annual cash retainer paid to such non-employee director. If, however, at any time the Chair of the Board is a non-employee and is receiving a retainer greater than that paid to the non-employee directors who are not Chair of the Board, the Chair of the Board is generally expected to own common stock valued at five times the then current annual cash retainer paid to non-employee directors who are not Chair of the Board. New directors are expected to attain the specified level of ownership within five years of becoming a director. All directors are in compliance with our stock ownership guidelines or within the time period for acquiring the requisite share holdings.

2025 Director Compensation Table

The following table sets forth a summary of the compensation paid to our non-employee directors in relation to 2025. We do not pay any compensation to Mr. Anderson in connection with his service on the Board. See the “2025 Summary Compensation Table” below for information on the total compensation paid to Mr. Anderson for all services provided by him to the Company.

Name	Fees Earned or Paid in Cash (1)	Stock Awards (2)	Total
John V. Lovoi	$175,000	$216,000	$391,000
Terence B. Jupp	$90,000	$216,000	$306,000
Carri. A Lockhart	$85,000	$216,000	$301,000
Angie Sedita	$75,000	$216,000	$291,000
Bonnie S. Black	$75,000	$216,000	$291,000
Benjamin M. Fink	$95,000	$216,000	$311,000
Patrick Connelly (3)	—	—	—
Jason Turowsky (4)	$291,000	—	$291,000
Will Donnell (4)(5)	$291,000	—	$291,000

(1)
Amounts shown in this column include (i) 2025 annual cash retainer for service as Chair of the Board in the amount of $175,000 for Mr. Lovoi and, for all other non-employee directors, the 2025 annual cash retainer for service as a member of the Board in the amount of $75,000, (ii) with respect to Messrs. Fink and Jupp and Ms. Lockhardt, additional cash retainers in the amounts of $20,000, $15,000 and $10,000, respectively, for their services as chair of our Audit Committee, Compensation Committee and Nominating and Governance Committee, respectively, and (iii) with respect to each of Messrs. Turowsky and Donnell, an additional cash payment in the amount of $216,000 in lieu of receiving any stock awards.

(2)
The aggregate grant date fair values are computed in accordance with FASB ASC 718, “Share-Based Payment” (“ASC 718”) for the shares of restricted stock granted during 2025 as set forth in the table immediately below. For each director listed, the number of shares granted was determined by dividing the grant date value of the award, $216,000, by $18.36, the closing price of the Company’s common stock on March 17, 2025, the date of grant.

Name	Shares of Restricted Stock (#)
John V. Lovoi	11,764
Terence B. Jupp	11,764
Carri. A Lockhart	11,764
Angie Sedita	11,764
Bonnie S. Black	11,764
Benjamin M. Fink	11,764

Assumptions used in the calculation of these amounts are included in footnote 14 to our audited consolidated financial statements for the fiscal year ended December 31, 2025, included in our Annual Report on Form 10-K filed with the SEC on February 24, 2026.

(3)
Mr. Connelly passed away on February 24, 2025, and was not paid any compensation for his service as a director in 2025.
(4)
Messrs. Turowsky and Donnell each received only cash compensation for their respective services as non-employee directors in 2025.
(5)
Mr. Donnell was appointed to the Board effective March 3, 2025 to fill the vacancy arising from the passing of Mr. Connelly.

The aggregate number of unvested RSUs and shares of restricted stock, including restricted stock issued in lieu of cash fees pursuant to the director stock compensation program in effect prior to fiscal year 2025, held by each director as of December 31, 2025 is set forth immediately below.

Name	Total Unvested RSUs (#)	Total Shares of Restricted Stock (#)
John V. Lovoi	—	15,583
Terence B. Jupp	—	15,692
Carri A. Lockhart	—	15,474
Angie Sedita*	8,385	11,764
Bonnie S. Black*	8,385	13,776
Benjamin M. Fink	—	15,911

* In connection with entering into the Merger Agreement, on March 15, 2024, Mses. Sedita and Black were each granted 12,577 RSUs under the terms and conditions of the Innovex Downhole Solutions, Inc. 2016 Long-Term Incentive Plan (the “Legacy Innovex LTIP”) and a grant notice and form of RSU award agreement, that were assumed by the Company and converted into an award covering a number of shares of common stock of the Company, rounded down to the nearest whole share, equal to the product of (a) the number of shares of Innovex common stock subject to such award and (b) the per share merger consideration of 2.0124697 (such RSUs that were assumed in connection with the Merger, the “Continuing RSUs”). The grant notice and RSU award agreements for Mses. Sedita and Black provide that the Continuing RSUs will vest in substantially equal, annual installments on each of the first, second and third anniversaries of the date of grant, subject generally to continued service on the Board through each applicable vesting date.

Executive Compensation

Compensation Discussion and Analysis

Overview

This Compensation Discussion and Analysis (this “CD&A”) is intended to provide perspective regarding the Company’s executive compensation program for 2025, and the philosophy, objectives, compensation processes, and key components of compensation that the Compensation Committee of the Board (as used in this CD&A, the “Compensation Committee” or “Committee”) focused on when making compensation decisions with respect to 2025.

The primary objectives of our compensation programs are to attract and retain talented executive officers and to deliver rewards for superior corporate performance. This CD&A provides information regarding the executive compensation program for the following executive officers (collectively, our “named executive officers”):

		Compensation Discussion and Analysis	23
		Overview	23
		Purposes of the Executive Compensation Program	23
		Administration of Executive Compensation Program	23
		Overview of Executive Compensation & our Compensation Process	24
		Role of Consultants	24
		Elements of Compensation	25
		Individual Agreements with Executive Officers	29
		Stock Ownership Guidelines	29
		Hedging and Pledging Policy	30
		Impact of Accounting Treatment	30
		Stockholder Advisory “Say-on-Pay” Vote	30
		Compensation Committee Report	31
		Summary Compensation Table	32
		Grants of Plan-Based Awards	33
		Outstanding Equity Awards at Fiscal Year-End	34
		Option Exercises and Stock Vested	35
Name	Position	Potential Payments Upon Termination or Change-in-Control	35
Adam Anderson	Chief Executive Officer	CEO Pay Ratio	42
Kendal Reed	Chief Financial Officer	Pay Versus Performance	43
Mark Reddout	President, North America	Equity Compensation Plan Information	48

Purposes of the Executive Compensation Program

The Company’s executive compensation program has been designed to accomplish the following objectives:

•
align executive compensation with Company and individual performance and appropriate peer group comparisons;
•
produce long-term, positive results for our stockholders;
•
create a proper balance between building stockholder wealth and executive remuneration while maintaining good corporate governance; and
•
provide market-competitive compensation and benefits that will enable us to attract, motivate and retain a talented workforce.

Administration of Executive Compensation Program

Our executive compensation program is administered by the Committee. The specific duties and responsibilities of the Committee are described in this proxy statement under “Corporate Governance Matters—Committees of the Board of Directors—Compensation Committee”. The Committee normally meets each February or March to determine annual incentive compensation earned during the prior year, establish performance targets for the current year annual incentive compensation plan and approve the compensation of the executive officers for the current year, including any adjustments to base salaries or target bonus opportunities and equity awards to be recommended for approval by the Board. The Committee also meets at other times during the year and acts by written consent when necessary or appropriate.

Overview of Executive Compensation and our Compensation Process

Compensation determinations made for 2025 reflect our pay-for-performance philosophy and intent to align compensation paid to our named executive officers with the interests of our stockholders. The Company is focused on establishing an executive compensation program that is intended to attract, motivate, and retain key executives and to reward executives for creating and increasing the value of the Company. These objectives are taken into consideration when creating the Company’s compensation arrangements, when setting each element of compensation under those programs, and when determining the proper mix of the various compensation elements for each of the named executive officers. We intend to annually re-evaluate whether our compensation programs and the levels of pay awarded under each element of compensation achieve these objectives.

The Committee has primary responsibility over our executive compensation program, including the decisions regarding the various levels and forms of compensation for each of the Company’s named executive officers.

The compensation of our named executive officers consisted primarily of the following items, which are described in greater detail in the sections below:

•
base salary;
•
annual cash incentive awards;
•
equity-based long-term incentive compensation; and
•
severance benefits for certain terminations of employment.

Role of Consultants

The Committee has the authority to engage a third-party consultant at any time, and has continued to engage Meridian Compensation Partners, LLC (“Meridian”), to provide independent advice on executive compensation and evaluate and recommend appropriate modifications to our compensation program consistent with our program’s objectives. Meridian reports directly to the Committee, which pre-approves the scope of work and the fees charged. The Committee reviewed and assessed Meridian’s independence and performance in order to confirm that it was independent and met all applicable regulatory requirements.

In November 2024, Meridian evaluated the base salaries and annual and long-term incentive compensation of our named executive officers. The peer group data used in November 2024 in relation to compensation for our named executive officers for 2025 consisted of the following 13 publicly traded oilfield services and equipment companies:

Core Laboratories N.V. (NYSE: CLB)	DMC Global Inc. (NasdaqGS: BOOM)	Expro Group Holdings N.V. (NYSE: XPRO)
Forum Energy Technologies, Inc. (NYSE: FET)	Cactus, Inc. (NYSE: WHD)	Helix Energy Solutions Group, Inc. (NYSE: HLX)
Newpark Resources, Inc. (NYSE: NR)**	Tidewater, Inc. (NYSE: TDW)	Oceaneering International, Inc. (NYSE: OII)
Oil States International, Inc. (NYSE: OIS)	RPC, Inc. (NYSE: RES)	TETRA Technologies, Inc. (NYSE: TTI)
KLX Energy Services Holdings, Inc. (NasdaqGS: KLXE)

** Rebranded with name change to NPK International Inc. and ticker symbol change to NPKI effective December 2024.

This peer group represents a group of companies in the oilfield services industry of comparable size to the Company based on measures such as enterprise value, revenues, market capitalization and assets. We believe that the use of this group as a reference for evaluating our compensation policies helps align us with our peers and competitors and ensure our compensation program remains competitive when compared to our competition for executive talent. We also believe this group of companies provides a sufficiently large and consistent data set that is generally not subject to wide changes or volatile swings in compensation data.

Elements of Compensation

General

Our executive compensation program generally consists of the following elements:

•
base salary;
•
annual incentive compensation in the form of cash bonuses;
•
long-term stock-based incentive compensation; and
•
benefits such as medical and dental insurance and participation in a 401(k) retirement plan.

We primarily seek to reward achievement of our short-term goals with base salary and annual cash incentive compensation, while long-term interests are rewarded through long-term equity awards. We believe that base salaries should be at levels competitive with peer companies that compete with us for business opportunities and executive talent, and annual cash incentive compensation and long-term stock-based incentive awards should be at levels which reflect progress made toward our corporate goals and individual performance. In general, salary level and the target level of annual and long-term incentive compensation for each named executive officer are based on market data for the officer’s position. Compensation levels can vary compared to the market due to a variety of factors such as experience, scope of responsibilities, internal equity considerations, tenure and individual performance.

Relative Size of Major Compensation Elements

The relative sizes of the components of an executive’s compensation are determined in the sole discretion of the Committee. Pursuant to their employment agreements, however, the Committee may not reduce the salary of our named executive officers without their consent.

Factors taken into account in determining compensation for all executive officers are our performance and the executive’s responsibilities, experience, leadership, potential future contributions and demonstrated individual performance. The Committee seeks to achieve the appropriate balance between immediate cash rewards for the achievement of performance objectives and long-term incentives that align the interests of our executive officers with those of our stockholders. In setting the target executive compensation levels, the Committee considers the aggregate compensation payable to an executive officer and the form of the compensation. The Committee also considered the results of the 2025 advisory vote on executive compensation and, based upon the strong stockholder support of over 98% of votes cast in favor of our program, believes that its approach to executive compensation remains appropriate.

Base Salary

We evaluate base salaries for our named executive officers annually or as warranted by circumstances, including changes in positions. The base salaries for our Chief Executive Officer and our other executive officers are reviewed and approved by the Committee. Our Chief Executive Officer provides recommendations on adjustments to the base salary of our other executive officers. Base salary recognizes the job being performed and the value of that job in the competitive market. Base salary must be sufficient to attract and retain the executive talent necessary for our continued success and provide an element of compensation that is not at risk in order to avoid fluctuations in compensation that could distract our executives from the performance of their responsibilities.

Base salaries for our named executive officers are based on a review of numerous factors, including our financial and operating performance during the relevant period and the executive officer’s experience level and contribution to our success. Salary determinations are not based on any formula. As in years past, the Committee and the Chief Executive Officer, as applicable, made an assessment of the Company’s actual financial results compared to our overall annual budget based on the financial statements as a whole, taking into account market and economic conditions unknown during the preparation of the relevant annual budgets. In addition, annual adjustments to base salaries also reflect changes or responses to changes in market data. In October 2024, the Committee met to review the overall compensation of the named executive officers based on their positions and performance, and in relation to the compensation provided to executives at the Company’s peers. In connection with that review, the Committee decided to approve no changes to the base salaries of our named executive officers for 2025, as shown in the following table.

Executive	2025 Base Salary	2024 Base Salary
Adam Anderson	$550,000	$550,000
Kendal Reed	$375,000	$375,000
Mark Reddout	$375,000	$375,000

Annual Cash Incentive Compensation

Our annual incentive compensation program provides a cash award that is designed to link each employee’s compensation to the achievement of annual performance objectives for the Company, as well as to recognize the employee’s performance during the year. For 2025, our named executive officers participated in our annual incentive program (the “2025 Bonus Plan”), as discussed below.

2025 Bonus Plan

Pursuant to their employment agreements, each named executive officer is eligible to receive an annual cash bonus based on achievement of EBITDA goals established by the Committee with a target annual incentive opportunity calculated as a percentage of their respective annual salary. For 2025, Messrs. Anderson, Reddout, and Reed were eligible to earn an annual performance-based bonus based on achievement of certain goals (as discussed below), with an annual target bonus opportunity as a percentage of annual base salary equal to 100%, 60%, and 60%, respectively.

For our named executive officers, the target annual incentive opportunity granted under the 2025 Bonus Plan was dependent on our achievement of certain EBITDA goals, with no ability to earn above target if the EBITDA goal was not achieved. The target Adjusted EBITDA goal was $195 million, achievement of which would payout at 100% of the named executive officer’s applicable target annual incentive opportunity under the 2025 Bonus Plan. The threshold goal for payout under the 2025 Bonus Plan required the Company’s achievement of Adjusted EBITDA of at least $156 million for 2025, which corresponded to a payout amount equal to 50% of the named executive officer’s applicable target annual incentive opportunity under the 2025 Bonus Plan.

In February 2026, in light of the Company’s achievement of Adjusted EBITDA of $188 million with respect to fiscal year 2025, the Committee determined that the named executive officers would be entitled to 90% of their respective 2025 Annual Bonus opportunity. Final 2025 Bonus Plan payouts were as follows: $495,000 for Mr. Anderson and $202,500 for each of Messrs. Reed and Reddout.

Long-Term Stock-Based Incentive Compensation

In determining the amount, if any, of long-term incentive awards granted to our named executive officers and our other key employees, the Committee considers numerous factors, including, among others, the following:

•
our financial and operating performance during the relevant period;
•
the executive’s contribution to our success;
•
the level of market competition for executives with comparable skills and experience; and
•
the total amount of long-term incentive awards granted to an executive over the course of his or her career, together with the retentive effect of additional long-term incentive awards.

On May 30, 2025, the Board approved grants of RSUs and performance units (“Performance Units”) under the Company’s 2025 Long-Term Incentive Plan (the “2025 LTIP”) to the named executive officers with respect to the following numbers of units (and corresponding shares of our common stock) per award:

Name	RSUs Granted in 2025 (#)	Grant Date Fair Value of 2025 RSUs	Performance Units at Target Granted in 2025 (#)	Grant Date Fair Value of 2025 Performance Units at Target
Adam Anderson	68,073	$939,407	68,073	$1,282,155
Kendal Reed	25,527	$352,273	25,527	$480,801
Mark Reddout	25,527	$352,273	25,527	$480,801

RSUs

The 2025 RSUs will vest in three equal annual installments on each of April 4, 2026, April 4, 2027 and April 4, 2028, subject generally to the applicable named executive officer’s continued employment through the applicable vesting date and forfeiture on terms and conditions set forth in the form of RSU award agreement.

Performance Units

The 2025 Performance Units may be earned between 0% and 200% of their target number of shares based upon (i) the percentile ranking of the Company’s total shareholder return (“TSR”) compared to the TSR of the VanEck OIH Index component companies (each, a “Comparison Company”), with respect to 50% of the target number of Performance Units (the “TSR Performance Units”) and (ii) return on capital employed (“ROCE”) goals with respect to 50% of the target number of Performance Units (the “ROCE Performance Units”), and will vest to the extent that such goals are achieved as determined by the Committee upon the completion of a three-year performance period beginning on January 1, 2025 and ending on December 31, 2027 (the “Performance Period”), subject to the applicable named executive officer’s continued employment with the Company and forfeiture on terms and conditions set forth in the form of Performance Unit award agreement.

The number of TSR Performance Units that will vest following the end of the Performance Period will be equal to (a) the number of TSR Performance Units at target, multiplied by (b) the applicable adjustment factor. The percentile ranking of the Company’s TSR as compared to the TSR of each Comparison Company will determine the adjustment factor using the table below. The adjustment factor for performance rankings between points on this table will be determined by linear interpolation between the values listed. In no event will the adjustment factor exceed 200%. If the performance ranking is below the 30th percentile, the adjustment factor will be zero.

Performance Ranking	Adjustment Factor
90th Percentile or above	200%
60th Percentile (“Target”)	100%
30th Percentile	50%
Below 30th Percentile	0%

The number of ROCE Performance Units that will vest following the end of the Performance Period, as determined by the Committee, will be equal to (a) the number of ROCE Performance Units at target, multiplied by (b) the applicable adjustment factor. The percentage of the Company’s ROCE, as calculated and certified by the Committee, will determine the adjustment factor using the chart below. The adjustment factor for performance percentages between points on this chart will be determined by linear interpolation between the values listed. In no event will the adjustment factor exceed 200%. If the performance percentage is below 10%, the adjustment factor will be zero.

Performance Percentage	Adjustment Factor
20% or above	200%
15% (“Target”)	100%
10%	50%
Below 10%	0%

Company-Wide Stock Bonuses

On December 15, 2025, the Board approved the issuance of 40 shares of common stock in the form of a stock bonus under the 2025 LTIP to each current employee of the Company, including our named executive officers.

Other Benefits

We provide our executive officers with other personal benefits that we believe are reasonable and consistent with our overall compensation program.

The employment agreements of our named executive officers provide certain benefits upon termination or change-in-control, which are described under “Executive Compensation—Payments Upon Termination or Change-in-Control”. We believe these benefits are consistent with those awarded by our peer group and are beneficial in retaining executives. These benefits are also intended to help ensure each named executive officer’s continued full attention to our business needs in the event we were to become the subject of the types of change in control transactions described in the agreements.

We seek to provide benefit plans, such as medical, life and disability insurance, in line with market conditions. Executive officers are eligible for the same benefit plans provided to other employees, including insurance plans and supplemental plans chosen and paid for by employees who wish additional coverage. We also typically make contributions to the Innovex International Inc. 401(k) Plan, which is a voluntary and contributory defined contribution plan for eligible employees. We do not have any special insurance plans for executive officers.

Individual Agreements with Executive Officers

In connection with the Merger, we entered into new employment agreements with each of our named executive officers, as described below. The employment agreements with our named executive officers provide for severance payments and benefits in connection with certain qualifying terminations of employment. For more information on these severance payments and benefits, refer to “Executive Compensation—Payments Upon Termination or Change-in-Control”.

Adam Anderson

On March 13, 2024, Mr. Anderson entered into a new employment agreement with Legacy Innovex (the “Anderson Employment Agreement”). The Anderson Employment Agreement provides for an annual base salary of $550,000, an annual target bonus opportunity of 100% of annual base salary and provides that in each year during the term of his employment commencing in 2025 for an annual equity and/or equity-based incentive compensation grant with a target value of not less than $2,000,000 as of the date of grant. The Anderson Employment Agreement does not provide for a set term. It may be terminated at any time pursuant to the terms and conditions of the Anderson Employment Agreement.

Kendal Reed

On August 26, 2024, Mr. Reed entered into a new employment agreement with Legacy Innovex (the “Reed Employment Agreement”). The Reed Employment Agreement provides for an annual base salary of $375,000, an annual target bonus opportunity of 60% of annual base salary and provides that in each year during the term commencing in 2025 for an annual equity and/or equity-based incentive compensation grant based on peer group data. The Reed Employment Agreement does not provide for a set term. It may be terminated at any time pursuant to the terms and conditions of the Reed Employment Agreement.

Mark Reddout

On August 26, 2024, Mr. Reddout entered into a new employment with Legacy Innovex (the “Reddout Employment Agreement”). The Reddout Employment Agreement provides for an annual base salary of $375,000, an annual target bonus opportunity of 60% of annual base salary and provides that in each year during the term commencing in 2025 for an annual equity and/or equity-based incentive compensation grant with an annual minimum of $600,000 and a target amount of $750,000. In addition, the Reddout Employment Agreement provides that Mr. Reddout is eligible to receive a one-time retention bonus on or before April 1, 2025 in an amount equal to $333,333.34, subject to the Company’s achievement of 80% of its annual budgeted 2024 EBITDA number and Mr. Reddout’s continued employment with the Company through the date of payment. The Reddout Employment Agreement does not provide for a set term. It may be terminated at any time pursuant to the terms and conditions of the Reddout Employment Agreement.

Stock Ownership Guidelines

To align the interests of our executive officers and stockholders, we maintain the stock ownership guidelines described below for our executive officers. Under the guidelines, our executive officers should own the common stock having a market value based on the following multiples of executive’s then current annual base salary:

Executive	Multiple of Base Salary
CEO	5x
Other Executive Officers	3x

For purposes of the guidelines, the ownership requirement is determined based on the executive’s then current annual base salary. The base salary multiple amount is converted to a fixed number of shares using the average closing price of our common stock for the previous calendar year.

In addition to shares owned outright, unvested restricted stock awards, the target number of performance units held under the Company’s long-term incentive programs, direct ownership of shares held by immediate family members of the executive officer residing in the same household, indirect ownership of shares, including stock or stock equivalents held in the Company’s retirement plan, and vested and unvested shares of restricted stock or stock units held under the Company’s long-term incentive programs are counted towards the guidelines. Newly hired or recently promoted officers are given a period of five years from such hiring or promotion to comply with these guidelines. The Committee reviews our executive officers’ stock holdings to monitor compliance with these guidelines. As of the date hereof, each of our executive officers is either in compliance with our stock ownership guidelines or within the time period permitted to comply with such guidelines.

Hedging and Pledging Policy

We maintain a policy prohibiting directors and executive officers from entering into speculative transactions in our common stock. Our other employees are not covered by this policy. The hedging policy prohibits the purchase or sale of puts, calls, options or other derivative securities based on our common stock by directors or executive officers. We also prohibit hedging or monetization transactions, such as forward sale contracts, in which the director or executive officer continues to own the underlying common stock without all the risks or rewards of ownership, and the pledging by directors or executive officers of our common stock as collateral for a loan or for any other purpose.

Impact of Accounting Treatment

Under ASC 718, we recognize the cost of employee services received in exchange for awards of equity instruments based on the grant date fair value of those awards. Restricted stock unit awards are measured based on the fair value of the stock at the date of grant. We have valued the performance unit awards that vest based on satisfaction of one or more market conditions using a Monte Carlo simulation model based on probable achievement level of the underlying market conditions as of the grant date. We have valued the performance unit awards that vest based on the satisfaction of one or more performance conditions based on the probable outcome of the performance conditions as of the grant date.

Stockholder Advisory “Say-on-Pay” Vote

At our 2026 annual meeting, we are providing our stockholders with the opportunity to cast an advisory vote on the compensation of our named executive officers, commonly known as a “say-on-pay” vote. This vote provides our stockholders the opportunity to express their views regarding the compensation program for our named executive officers as disclosed in this proxy statement. As an advisory vote, the say-on-pay vote at our 2026 annual meeting will not be binding upon the Company or the Board. However, the Board values the opinions expressed by our stockholders, and the Compensation Committee will consider the outcome of the vote when making future compensation decisions for our named executive officers. For additional information, please refer to “PROPOSAL 3. Advisory Vote to Approve Executive Compensation” beginning on page 53.

The advisory vote at our 2026 annual meeting will be our sixteenth “say-on-pay” vote. We conducted a say-on-pay vote at our 2025 annual meeting which received the support of approximately 98% of the shares that voted on the resolution (excluding abstentions and broker non-votes). We have considered the favorable results of this vote, and the Compensation Committee has not made any changes to our overall executive compensation program as a direct result of the vote.

Compensation Committee Report

The Compensation Committee of the Board has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

The Compensation Committee

Terence Jupp

Jason Turowsky

Bonnie S. Black

John Lovoi

2025 Summary Compensation Table

The following table sets forth information regarding the compensation of our named executive officers for services rendered in all capacities during 2024 and 2025. Our named executive officers were not named executive officers of the Company for 2023 and, accordingly, only their respective 2024 and 2025 compensation is shown.

	Year	Salary ($)	Bonus ($)	Stock Awards ($) (1)	Non-Equity Incentive Plan Compensation ($) (2)	All Other Compensation ($) (3)	Total ($)
Adam Anderson Chief Executive Officer	2025	550,969	—	2,222,492	495,000	15,050	3,283,511
	2024	550,000	—	1,757,875	550,000	16,097	2,873,972
Kendal Reed Chief Financial Officer	2025	375,969	50,000 (4)	834,003	202,500	10,970	1,473,442
	2024	357,692	—	660,625	225,000	11,550	1,254,867
Mark Reddout President-North America	2025	375,969	333,333 (5)	834,003	202,500	32,078	1,777,883
	2024	357,692	333,333	664,125	225,000	41,554	1,621,704
(1)
Amounts reflect the aggregate grant date fair value of restricted stock unit awards and, performance unit awards and stock bonus awards granted in the applicable year as computed in accordance with ASC 718. Assumptions used in the calculation of the amounts for 2025 are included in footnote 14 to our audited consolidated financial statements for the fiscal year ended December 31, 2025, included in our Annual Report on Form 10-K filed with the SEC on February 24, 2026.
(2)
Amounts shown for 2025 reflect payment of annual bonuses in February of 2026 with respect to performance in 2025. For more information regarding annual bonuses, please see “—Compensation Discussion and Analysis — Annual Cash Incentive Compensation”.
(3)
The amounts shown for 2025 reflect an automobile allowance for each of the named executive officers (other than Mr. Reed) in the amount of $28,600 with respect to Mr. Reddout and $14,400 with respect to Mr. Anderson, matching contributions to 401(k) accounts, which were $10,500 for Mr. Reed and $1,298 for Mr. Reddout, cell phone reimbursements in an amount equal to $200 for each named executive officer and the dollar value of long-term disability and group term life insurance premiums paid by the Company on behalf of Messrs. Anderson, Reed and Reddout in an aggregate amount equal to $450, $270 and $1,980, respectively.
(4)
This amount represents a one time cash bonus paid to Mr. Reed in 2025 that the Board authorized in recognition of Mr. Reed’s integration efforts following the Merger.
(5)
The Reddout Employment Agreement provides for the opportunity to receive a retention bonus in the aggregate amount of $1,000,000 to be paid in three substantially equal installments, subject to Mr. Reddout’s continued employment with Innovex. The first installment of $333,333.33 was paid on March 3, 2023, the second installment of $333,333.33 was paid on March 8, 2024, and the third installment, which was subject to the Company’s achievement of 80% of its annual budgeted 2024 EBITDA number, was paid on April 1, 2025.

2025 Grants of Plan-Based Awards

The following table contains information with respect to the grant of plan-based awards during 2025.

	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	Grant Date Fair Value of Stock Awards ($)(4)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Adam Anderson	—	275,000	550,000	—	—	—	—	—	—
	5/30/2025	—	—	—	17,019	34,037	68,074	—	812,463
	5/30/2025	—	—	—	17,019	34,037	68,074	—	469,711
	5/30/2025	—	—	—	—	—	—	68,073	939,407
	12/15/2025	—	—	—	—	—	—	40	911
Kendal Reed	—	112,500	225,000	—	—	—	—	—	—
	5/30/2025	—	—	—	6,382	12,764	25,528	—	304,677
	5/30/2025	—	—	—	6,382	12,764	25,528	—	176,143
	5/30/2025	—	—	—	—	—	—	25,527	352,273
	12/15/2025	—	—	—	—	—	—	40	911
Mark Reddout	—	112,500	225,000	—	—	—	—	—	—
	5/30/2025	—	—	—	6,382	12,764	25,528	—	304,677
	5/30/2025	—	—	—	6,382	12,764	25,528	—	176,143
	5/30/2025	—	—	—	—	—	—	25,527	352,273
	12/15/2025	—	—	—	—	—	—	40	911
(1)
The target payout amounts are equal to 100% of each named executive officer’s annual target bonus opportunity for 2025 and the threshold payout amounts are equal to 50% of each named executive officer’s annual target bonus opportunity for 2025. Payouts under the 2025 Bonus Plan were capped at target. For more information regarding annual bonuses, please see “—Compensation Discussion and Analysis — Annual Cash Incentive Compensation”.
(2)
Represents Performance Units that may be earned between 0% and 200% of the target award based on achievement by the Company of TSR and ROCE goals, as applicable, and will vest to the extent that such goals are achieved upon the completion of a three-year performance period, ending on December 31, 2027, as described in further detail above under “—Compensation Discussion and Analysis — Long-Term Stock-Based Incentive Compensation”.
(3)
Represents (i) RSUs that vest in three equal, annual installments on April 4 of 2026, 2027 and 2028, subject to continued service through each vesting date and (ii) stock bonuses that are not subject to vesting, as described in further detail above under “—Compensation Discussion and Analysis — Long-Term Stock-Based Incentive Compensation”.
(4)
Represents the full grant date fair value of the awards calculated in accordance with ASC 718. Assumptions used in the calculation of this amount are included in footnote 14 to our audited consolidated financial statements for the fiscal year ended December 31, 2025, included in our Annual Report on Form 10-K filed with the SEC on February 24, 2026. The grant date fair value of the RSUs, computed in accordance with ASC 718, is based on the closing market price of our common stock on NYSE on the grant date, which was $13.80. The grant date fair value of the target number of Performance Units based on ROCE performance is computed based on the closing market price of our common stock on NYSE on the grant date, which was $13.80, and an assumed 100% performance achievement. The grant date fair value of $23.87 per share reflected in the table above for the Performance Units is based on the percentile ranking of the Company’s TSR as compared to the TSR of the VanEck OIH Index component companies, determined using a Monte-Carlo simulation model.

2025 Outstanding Equity Awards at Fiscal Year-End

The table immediately below sets forth information concerning the outstanding stock awards held by each named executive officer as of December 31, 2025, with the market value based on the closing price per share of our common stock on December 31, 2025 ($21.87).

	Number of Shares of Stock That Have Not Vested	Market Value of Shares of Stock That Have Not Vested
Adam Anderson	115,925 (a)	$2,535,280
	33,541 (b)	$733,542
	68,073 (c)	$1,488,757
	68,073 (d)	$1,488,757
Kendal Reed	38,641 (a)	$845,079
	12,578 (b)	$275,081
	25,527 (c)	$558,275
	25,527 (d)	$558,275
Mark Reddout	12,578 (b)	$275,081
	25,527 (c)	$558,275
	25,527 (d)	$558,275
(a)
These RSUs, granted on May 11, 2023 under the Legacy Innovex LTIP, vest in four equal, annual installments on each of the first four anniversaries of January 1, 2023, subject to continued employment through each applicable vesting, with 25% of the total RSUs having vested on each of January 1, 2024 and January 1, 2025. These RSUs fully accelerate and vest in the event of a “Liquidity Event” (as defined in the Legacy Innovex LTIP) and settle in shares of common stock within 30 days of the applicable vesting date, with any fractional shares settled in cash.
(b)
These Continuing RSUs, granted on March 15, 2024 under the Legacy Innovex LTIP, vest over a period of two years following the closing date of the Merger with 33.33% of the continuing RSUs having vested on each of the six-month anniversary of the closing date of the Merger and the first anniversary of the closing date of the Merger. The remaining 33.33% of the Continuing RSUs will vest on the second anniversary of the closing date of the Merger, subject generally to continued employment through such date. In the event that a named executive officer’s employment is terminated without cause (as defined in the Legacy Innovex LTIP) (excluding due to death or disability), the remaining number of Continuing RSUs due to vest on the next scheduled vesting date (i.e., 33.33% of the Continuing RSUs) will accelerate and vest.
(c)
These RSUs, granted on May 30, 2025 under the 2025 LTIP, vest in three equal, annual installments on April 4 of 2026, 2027 and 2028, subject to continued employment through each vesting date.
(d)
These Performance Units were granted on May 30, 2025 under the 2025 LTIP. 50% of these Performance Units vest based on achievement of TSR and ROCE performance goals, respectively, as described in further detail above under “—Compensation Discussion and Analysis — Long-Term Stock-Based Incentive Compensation”.

2025 Option Exercises and Stock Vested

The table immediately below indicates the number and value of stock awards vested during 2025.

	Stock Awards
	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting (1)
Adam Anderson	124,414	$1,956,244
Kendal Reed	44,265	$700,419
Mark Reddout	24,944	$430,505
(1)
Value realized on vesting of stock awards is based on the fair market value of our common stock on the vesting date or grant date (in the case of stock bonuses) multiplied by the number of shares vesting or granted (in the case of stock bonuses) and does not reflect the actual proceeds received.

Payments Upon Termination or Change-in-Control

Adam Anderson

The Anderson Employment Agreement provides that upon a termination of Mr. Anderson’s employment by the Company without “Cause” (as defined therein) or by Mr. Anderson for “Good Reason” (as defined therein), outside of the CEO Protected Period (as defined below), subject to Mr. Anderson’s fully effective release of claims in favor of the Company and continued compliance with applicable restrictive covenants, Mr. Anderson will receive (i) an amount equal to the sum of two times his annual base salary and two times his target annual bonus, in each case, in effect as of the date of termination, payable in substantially equal installments over the 24 month period following his date of termination, (ii) continuation coverage under the Company’s group health plan in form of payments on a fully taxable basis equal to the monthly portion of premium cost of participation in the Company’s group health plan that the Company paid for Mr. Anderson and, to the extent applicable, his spouse and/or covered dependents for a period of up to 24 months, (iii) any earned but unpaid annual bonus for any fiscal year preceding the fiscal year in which Mr. Anderson’s employment terminates and (iv) all unvested equity and/or equity-based compensation awards that vest solely based on the passage of time will become immediately vested to the same extent as if Mr. Anderson remained employed over the course of the 24 month period following the date of termination and all unvested equity or equity-based compensation awards that vest in part based on the passage of time in addition to performance will become immediately vested in the time vesting component to the same extent as if Mr. Anderson had remained employed over the course of the 24 month period following the date of termination and the performance vesting component will remain subject to the terms and conditions of the applicable equity award treatment (the “Non-CIC Severance Benefits”).

In the event that Mr. Anderson’s employment is terminated without Cause or by Mr. Anderson for Good Reason on the date that is 60 days prior to the consummation of a “Change in Control” (as defined therein) and ending on the date that is 12 months after the date of the consummation of a Change in Control (the “CEO Protected Period”), subject to Mr. Anderson’s fully effective release of claims in favor of the Company and continued compliance with applicable restrictive covenants, Mr. Anderson will receive, in lieu of the Non-CIC Severance Benefits, (i) an amount equal to the sum of three times Mr. Anderson’s annual base salary and three times Mr. Anderson’s annual target bonus, in each case, in effect as of the date of his termination, payable in a lump sum, (ii) continuation coverage under the Company’s group health plan in form of payments on a fully taxable basis equal to the monthly portion of premium cost of participation in the Company’s group health plan that Innovex paid for Mr. Anderson and, to the extent applicable, his spouse and/or covered dependents for a period of up to 36 months, (iii) any earned but unpaid annual bonus for any fiscal year preceding the fiscal year in which Mr. Anderson’s employment terminates and (iv) all unvested equity and/or equity-based compensation awards that vest solely based on the passage of time will become immediately and fully vested and all unvested equity or equity-based compensation awards that vest in part based on the passage of time in addition to performance will become immediately and fully vested in the time vesting component and the performance vesting component will be deemed satisfied at target level to the extent achievement of the performance criteria is not determined upon the Change in Control pursuant to the applicable equity award agreement. In the event that Mr. Anderson’s employment is terminated due to Mr. Anderson’s death or “Disability” (as defined therein), subject to Mr. Anderson’s or his estate’s or legal representative’s, as the case may be, fully effective release of claims in favor of Innovex, Mr. Anderson or his estate or legal representative, as the case may be, will receive salary continuation payments for a period of 12 months.

Pursuant to the Anderson Employment Agreement, Mr. Anderson is subject to a perpetual covenant not to use or disclose the Company’s trade secrets or confidential information and non-competition and non-solicitation covenants for 2 years following his termination of employment.

Kendal Reed

The Reed Employment Agreement provides that upon a termination of Mr. Reed’s employment by the Company without “Cause” (as defined therein) or by Mr. Reed for “Good Reason” (as defined therein) outside of the Non-CEO Protected Period (as defined below), subject to Mr. Reed’s fully effective release of claims in favor of the Company and continued compliance with applicable restrictive covenants, Mr. Reed will receive (i) an amount equal to the sum of one times his annual base salary and one times his target annual bonus, in each case, in effect as of the date of termination, payable in substantially equal installments over the 12 month period following his date of termination, (ii) continuation coverage under the Company’s group health plan in form of payments on a fully taxable basis equal to the monthly portion of premium cost of participation in the Company’s group health plan that the Company paid for Mr. Reed and, to the extent applicable, his spouse and/or covered dependents for a period of up to 12 months, (iii) any earned but unpaid annual bonus for any fiscal year preceding the fiscal year in which Mr. Reed’s employment terminates and (iv) all unvested equity and/or equity-based compensation awards that vest solely based on the passage of time will become immediately vested to the same extent as if Mr. Reed remained employed over the course of the 12 month period following the date of termination and all unvested equity or equity-based compensation awards that vest in part based on the passage of time in addition to performance will become immediately vested in the time vesting component to the same extent as if Mr. Reed had remained employed over the course of the 12 month period following the date of termination and the performance vesting component will remain subject to the terms and conditions of the applicable equity award treatment (the “Non-CEO Non-CIC Severance Benefits”).

In the event that Mr. Reed’s employment is terminated without Cause or by Mr. Reed for Good Reason on the date that is 60 days prior to the consummation of a “Change in Control” (as defined therein) and ending on the date that is 6 months after the date of the consummation of a Change in Control (the “Non-CEO Protected Period”), subject to Mr. Reed’s fully effective release of claims in favor of the Company and continued compliance with applicable restrictive covenants, Mr. Reed will receive, in lieu of the Non-CEO Non-CIC Severance Benefits, (i) an amount equal to the sum of two times Mr. Reed’s annual base salary and two times Mr. Reed’s annual target bonus, in each case, in effect as of the date of termination, payable in a lump sum, (ii) continuation coverage under the Company’s group health plan in form of payments on a fully taxable basis equal to the monthly portion of premium cost of participation in the Company’s group health plan that the Company paid for Mr. Reed and, to the extent applicable, his spouse and/or covered dependents for a period of up to 24 months, (iii) any earned but unpaid annual bonus for any fiscal year preceding the fiscal year in which Mr. Reed’s employment terminates and (iv) all unvested equity and/or equity-based compensation awards that vest solely based on the passage of time will become immediately and fully vested and all unvested equity or equity-based compensation awards that vest in part based on the passage of time in addition to performance will become immediately and fully vested in the time vesting component and the performance vesting component will be deemed satisfied at target level to the extent achievement of the performance criteria is not determined upon the Change in Control pursuant to the applicable equity award agreement (the “Non-CEO CIC Severance Benefits”).

Pursuant to the Reed Employment Agreement, Mr. Reed is subject to a perpetual covenant not to use or disclose the Company’s trade secrets or confidential information, a non-solicitation covenant for 2 years following his termination of employment and a non-competition covenant for 1 year following his termination of employment or, if terminated during the Non-CEO Protected Period, 2 years following his termination of employment.

Mark Reddout

The Reddout Employment Agreement provides that upon a termination of Mr. Reddout’s employment by the Company without “Cause” (as defined therein) or by Mr. Reddout for “Good Reason” (as defined therein) outside of the Non-CEO Protected Period, subject to Mr. Reddout’s fully effective release of claims in favor of the Company and continued compliance with applicable restrictive covenants, Mr. Reddout will receive the Non-CEO Non-CIC Severance Benefits.

In the event that Mr. Reddout’s employment is terminated without Cause or by Mr. Reddout for Good Reason during the Non-CEO Protected Period, subject to Mr. Reddout’s fully effective release of claims in favor of the Company and continued compliance with applicable restrictive covenants, Mr. Reddout will receive, in lieu of the Non-CEO Non-CIC Severance Benefits, the Non-CEO CIC Severance Benefits.

Pursuant to the Reddout Employment Agreement, Mr. Reddout is subject to a perpetual covenant not to use or disclose the Company’s trade secrets or confidential information, a non-solicitation covenant for 2 years following his termination of employment and a non-competition covenant for 1 year following his termination of employment or, if terminated during the Non-CEO Protected Period, 2 years following his termination of employment.

Treatment of 2025 Long-Term Incentive Awards Upon Qualifying Termination or Change in Control

2025 RSUs: Upon a termination of a named executive officer’s employment by the Company without “Cause” (as defined in the applicable named executive officer’s employment agreement) or by the named executive officer for “Good Reason” (as defined in the applicable named executive officer’s employment agreement, and each, a “Qualifying Termination”), any outstanding RSUs, to the extent unvested as of the date of such Qualifying Termination, will vest in accordance with the terms of the applicable named executive officer’s RSU award agreement, which provides as follows:

•
If such Qualifying Termination occurs outside of the period commencing on the occurrence of a “Change in Control” (as defined in the 2025 LTIP) and ending on the second anniversary of such date after the date of the consummation of the Change in Control (the “Change in Control Period”), then those RSUs that would have vested in accordance with the vesting schedule set forth in the applicable RSU award agreement had the named executive officer remained continuously employed by the Company or a subsidiary for twenty-four (24) months in the case of Mr. Anderson or twelve (12) months in the case of Messrs. Reed and Reddout following the date of the named executive officer’s Qualifying Termination shall immediately vest as of the date of such Qualifying Termination.
•
Upon a Change in Control where the successor or acquirer does not assume, replace or continue the RSUs, any unvested RSUs shall become fully vested as of the date of the occurrence of such Change in Control; provided, however, that the named executive officer has been in continuous employment with the Company or a subsidiary at all times since the grant date. In the event that a successor or acquirer (or any parent of such entity) assumes, replaces or continues the RSUs in the event of a Change in Control, subject to named executive officer’s execution and non-revocation of a general release of claims in favor of the Company, all unvested RSUs will vest as of the date of such Qualifying Termination during a Change in Control Period.

2025 Performance Units: Upon a Qualifying Termination of a named executive officer, any outstanding Performance Units, to the extent unvested as of the date of such Qualifying Termination, will vest in accordance with the terms of the applicable named executive officer’s Performance Unit award agreement, which provides as follows:

•
If such Qualifying Termination occurs outside of the Change in Control Period, such named executive officer will not forfeit the Performance Units as a result of such Qualifying Termination, and on the Vesting Date (as defined in the applicable Performance Unit award agreement), such named executive officer will be eligible to vest in the number of Performance Units determined by multiplying (i) the number of Performance Units that would have vested as determined in accordance with the applicable normal vesting schedule for such Performance Units had such named executive officer’s employment not terminated and (ii) a fraction, the numerator of which is the number of days that elapsed between the grant date of such Performance Units plus 730 in the case of Mr. Anderson, or 365 in the case of Messrs. Reed and Reddout, and the date of such Qualifying Termination (provided, that, in no event shall the numerator exceed 1096) and the denominator of which is 1096.
•
In the event of a Change in Control prior to the end of the applicable performance period, subject to the named executive officer’s continued employment, the performance period will be deemed to end on the date of the Change in Control and the number of Performance Units subject to the Performance Unit award agreement will be fixed at a number equal to the greater of the target and actual achievement of performance goals; provided, however, that the Committee may, in its sole discretion, fix such number at a greater number of Performance Units up to the maximum number of Performance Units that could otherwise be earned in accordance with the Performance Unit award agreement. Upon a Change in Control where the successor or acquirer does not assume, replace or continue the Performance Units, subject to the named executive officer’s continued employment, all Performance Units will vest as of the Change in Control. Upon a Change in Control where the successor or acquirer does assume, replace or continue the Performance Units, the Performance Units will remain outstanding and become fully vested on the earlier of (x) the end of the performance period and (y) subject to the named executive officer’s execution and non-revocation of a general release of claims in favor of the Company, the date of the named executive officer’s Qualifying Termination during the Change in Control Period.

Treatment of Continuing RSUs Upon Termination Without Cause

In the event that a named executive officer’s employment is terminated without “Cause” (as defined in the Legacy Innovex LTIP) (excluding due to death or disability) on or following the closing date of the Merger, the number of Continuing RSUs due to vest on the next scheduled vesting date (i.e., 33 1/3% of the Continuing RSUs) will accelerate and vest.

Adam Anderson
Payments Upon Termination	Without Cause or by the Executive for Good Reason and Not During the CEO Protected Period	Without Cause or by the Executive for Good Reason and During the CEO Protected Period	With Cause; Other than for Good Reason; Due to Death or Disability
Unpaid Salary and Accrued Vacation Through Date of Termination (1)	$ 63,462	$ 63,462	$ 63,462
Base Salary Severance Payment (2)	1,100,000	1,650,000	550,000
Pro Rated Cash Incentive Amount (3)	550,000	550,000	—
Additional Cash Incentive Amount (3)	1,100,000	1,650,000	—
RSU Vesting	4,261,326 (4)	4,757,578 (5)	—
Performance Unit Vesting	1,285,003 (6)	1,488,757 (7)	—
Continued Insurance Coverage (8)	36,039	54,059	—
Total	$ 8,395,830	$ 10,213,856	$ 613,462
(1)
Based on 240 hours of accrued vacation time.
(2)
Calculated using base salary in effect on December 31, 2025.
(3)
Calculated using a target annual cash incentive amount of $550,000.
(4)
Calculated based on the number of unvested RSUs (except for the unvested RSUs granted on May 30, 2025 that would otherwise vest on April 4, 2028) multiplied by the closing price of our common stock on December 31, 2025 ($21.87).
(5)
Calculated based on the number of all unvested RSUs multiplied by the closing price of our common stock on December 31, 2025 ($21.87).
(6)
Calculated based on the number of all unvested Performance Units (assuming target level achievement) multiplied by (i) a fraction, the numerator of which is the number of days that elapsed between the grant date and December 31, 2025 plus 730 and the denominator of which is 1096 and (ii) the closing price of our common stock on December 31, 2025 ($21.87).
(7)
Calculated based on the number of all unvested Performance Units (assuming target level achievement) multiplied by the closing price of our common stock on December 31, 2025 ($21.87).
(8)
Calculated based on assumptions used for financial reporting purposes under ASC Topic 715-60.

Kendal Reed
Payments Upon Termination	Without Cause or by the Executive for Good Reason and Not During the Non-CEO Protected Period	Without Cause or by the Executive for Good Reason and During the Non-CEO Protected Period	With Cause; Other than for Good Reason; Due to Death or Disability
Unpaid Salary and Accrued Vacation Through Date of Termination (1)	$ 43,269	$ 43,269	$ 43,269
Base Salary Severance Payment (2)	375,000	750,000	—
Pro Rated Cash Incentive Amount (3)	225,000	225,000	—
Additional Cash Incentive Amount (3)	375,000	750,000	—
RSU Vesting	883,712 (4)	1,678,435 (5)	—
Performance Unit Vesting	295,947 (6)	558,275 (7)	—
Continued Insurance Coverage (8)	6,126	12,251	—
Total	$ 2,204,054	$ 4,017,230	$ 43,269
(1)
Based on 240 hours of accrued vacation time.
(2)
Calculated using base salary in effect on December 31, 2025.
(3)
Calculated using a target annual cash incentive amount of $225,000
(4)
Calculated based on the number of unvested RSUs (except for the unvested RSUs granted on May 11, 2023 that would otherwise vest on January 1, 2027 and the unvested RSUs granted on May 30, 2025 that would otherwise vest on April 4, 2027 and April 4, 2028) multiplied by the closing price of our common stock on December 31, 2025 ($21.87).
(5)
Calculated based on the number of unvested RSUs multiplied by the closing price of our common stock on December 31, 2025 ($21.87).
(6)
Calculated based on the number of all unvested Performance Units (assuming target level achievement) multiplied by (i) a fraction, the numerator of which is the number of days that elapsed between the grant date and December 31, 2025 plus 365 and the denominator of which is 1096 and (ii) the closing price of our common stock on December 31, 2025 ($21.87).
(7)
Calculated based on the number of all unvested Performance Units (assuming target level achievement) multiplied by the closing price of our common stock on December 31, 2025 ($21.87).
(8)
Calculated based on assumptions used for financial reporting purposes under ASC Topic 715-60.

Mark Reddout
Payments Upon Termination	Without Cause or by the Executive for Good Reason and Not During the Non-CEO Protected Period	Without Cause or by the Executive for Good Reason and During the Non-CEO Protected Period	With Cause; Other than for Good Reason; Due to Death or Disability
Unpaid Salary and Accrued Vacation Through Date of Termination (1)	$ 43,269	$ 43,269	$ 43,269
Base Salary Severance Payment (2)	375,000	750,000	—
Pro Rated Cash Incentive Amount (3)	225,000	225,000	—
Additional Cash Incentive Amount (3)	375,000	750,000	—
RSU Vesting	461,173 (4)	833,356 (5)	—
Performance Unit Vesting	295,947 (6)	558,275 (7)	—
Continued Insurance Coverage (8)	12,198	24,396	—
Total	$ 1,787,587	$ 3,184,296	$ 43,269
(1)
Based on 240 hours of accrued vacation time.
(2)
Calculated using base salary in effect on December 31, 2025.
(3)
Calculated using a target annual cash incentive amount of $225,000.
(4)
Calculated based on the number of unvested RSUs (except for the unvested RSUs granted on May 30, 2025 that would otherwise vest on April 4, 2027 and April 4, 2028) multiplied by the closing price of our common stock on December 31, 2025 ($21.87).
(5)
Calculated based on the number of unvested RSUs multiplied by the closing price of our common stock on December 31, 2025 ($21.87).
(6)
Calculated based on the number of all unvested Performance Units (assuming target level achievement) multiplied by (i) a fraction, the numerator of which is the number of days that elapsed between the grant date and December 31, 2025 plus 365 and the denominator of which is 1096 and (ii) the closing price of our common stock on December 31, 2025 ($21.87).
(7)
Calculated based on the number of all unvested Performance Units (assuming target level achievement) multiplied by the closing price of our common stock on December 31, 2025 ($21.87).
(8)
Calculated based on assumptions used for financial reporting purposes under ASC Topic 715-60.

CEO Pay Ratio

The table below sets forth comparative information regarding:

•
the annual total compensation of our Chief Executive Officer, Mr. Anderson, for the year ended December 31, 2025, determined by annualizing amount reported in the “Total” column of the Summary Compensation Table above in accordance with Instruction 10 to Item 402(u) of the Regulation S-K;
•
the median of the annual total compensation of all employees of the Company and its consolidated subsidiaries, excluding our Chief Executive Officer, for the year ended December 31, 2025, determined on the basis described below; and
•
a ratio comparison of those two amounts, each as determined in accordance with rules prescribed by the SEC.

For purposes of determining the median of the annual total compensation of all employees of the Company and its consolidated subsidiaries, excluding our Chief Executive Officer, for the year ended December 31, 2025, the applicable SEC rules require us to identify the median employee, by using either annual total compensation for all such employees or another consistently applied compensation measure. In identifying the median employee, we:

•
used annual base salary (defined as the fixed portion of each employee’s compensation arrangements and that is paid without regard to our financial or operational performance in a given year) and annual cash incentive, as determined from the Company’s payroll and finance records for the year ended December 31, 2025, as our consistently applied compensation measure;
•
included the aggregate grant date fair value of equity-based incentive compensation awards;
•
included all worldwide employees of the Company and its consolidated subsidiaries as of December 31, 2025 (the “Measurement Date”), without regard to their location or compensation arrangements or whether employed on a full-time or part-time basis;
•
converted annual base salary and annual cash incentive to U.S. dollars using foreign currency exchange rates as of the Measurement Date;
•
annualized the compensation for any full-time or part-time employees that were hired in 2025 but were not employed by the Company or its consolidated subsidiaries for all of 2025;
•
did not include any cost-of-living adjustments; and
•
did not use statistical sampling.

After identifying the median employee based on the process described above, we calculated annual total compensation for that employee using the same methodology we used for determining total compensation for 2025 for our named executive officers as set forth in the Summary Compensation Table.

Chief Executive Officer annual total compensation (A)	$3,283,511
Median annual total compensation of all employees (excluding Chief Executive Officer) (B)	$73,050
Ratio of (A) to (B)	45:1

Given the global distribution of our employee population, we use a variety of pay elements to structure the compensation arrangements of our employees. We believe that the sum of annual base salary, annual cash incentive and the aggregate grant date fair value of equity-based incentive compensation awards is an appropriate, consistently applied compensation measure that provides a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and finance records and the methodology described above. Because the SEC rules for identifying the median employee allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

Pay Versus Performance

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between “compensation actually paid” to our principal executive officer (“PEO”) and the average “compensation actually paid” to our non-PEO named executive officers (“Non-PEO NEOs”) and certain financial performance of the Company.

For further information concerning the Company’s pay for performance philosophy and how the Company aligns executive compensation with the Company’s performance, refer to “—Compensation Discussion and Analysis”.

									Value of Initial Fixed $100 Investment Based On:
Year	Summary Compensation Table Total: Mr. Bird (1)	Compensation Actually Paid: Mr. Bird	Summary Compensation Table Total: Mr. DeBerry (2)	Compensation Actually Paid: Mr. DeBerry (3)	Summary Compensation Table Total: Mr. Anderson (4)	Compensation Actually Paid: Mr. Anderson (5)	Average Summary Compensation Table Total: Non-PEO NEOs (6)	Average Compensation Actually Paid to Non-PEO NEOs (7)	Total Shareholder Return (8)	Peer Group Total Shareholder Return (9)	Net Income (10) ($mm)	Adjusted EBITDA (11) ($mm)
2025	—	—	—	—	$ 3,283,511	$ 4,049,094	$ 1,625,663	$ 1,721,949	$73.84	$184.92	$ 83	$ 188
2024	9,088,647	7,720,843	—	—	2,873,972	1,777,490	2,649,647	2,396,743	$47.16	$176.16	140	139
2023	3,739,195	2,000,342	—	—	—	—	1,477,500	708,151	$78.56	$200.99	0.6	47
2022	4,056,407	3,246,493	—	—	—	—	2,278,770	1,928,341	$91.73	$197.44	0.4	30
2021	—	—	6,083,948	(165,868)	—	—	1,734,119	(302,041)	$66.44	$120.03	(128)	15
(1)
The dollar amounts reported in this column are the amounts reported for Mr. Bird in the “Total” column of our Summary Compensation Table for 2022, 2023 and 2024, respectively. Mr. Anderson began serving as our principal executive officer on September 9, 2024.
(2)
The dollar amount reported in this column is the amount reported for Mr. DeBerry in the “Total” column of our Summary Compensation Table for 2021.
(3)
The dollar amount reported in this column represents the amount of “compensation actually paid” to Mr. DeBerry, as computed in accordance with Item 402(v) of Regulation S-K and does not reflect the total compensation actually realized or received by Mr. DeBerry. Information on the calculation of such amount is included in our 2023 Proxy Statement.
(4)
The dollar amounts reported in this column are the amounts reported for Mr. Anderson in the “Total” column of our Summary Compensation Table for 2024 and 2025, respectively.
(5)
The dollar amounts reported in this column represent the amount of “compensation actually paid” to Mr. Anderson, as computed in accordance with Item 402(v) of Regulation S-K and do not reflect the total compensation actually realized or received by Mr. Anderson. In accordance with these rules, for 2025, this amount reflects the “Total” as set forth in the Summary Compensation Table, adjusted as shown below. Equity values are calculated in accordance with FASB ASC Topic 718, and the valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant. Information on the calculation of such amount for 2024 is included in our 2025 Proxy Statement.

Compensation Actually Paid to Mr. Anderson	2025
2025 Summary Compensation Table Total	$ 3,283,511
Less, value of Stock Awards reported in 2025 Summary Compensation Table	2,222,492
Plus, year-end fair value of outstanding and unvested equity awards granted in 2025	1,586,356
Plus, fair value as of vesting date of equity awards granted and vested in 2025	911
Plus (less), change in fair value from December 31, 2024 to December 31, 2025 of outstanding and unvested equity awards granted in prior years	1,180,779
Plus (less), change in fair value from December 31, 2024 to the vesting date of equity awards granted in prior years that vested in the year	220,029
Less, prior year-end fair value for any equity awards forfeited in the year	—
2025 Compensation Actually Paid to Mr. Anderson	$ 4,049,094
(6)
The dollar amounts reported in this column represent the average of the amounts reported for the Company’s Non-PEO NEOs as a group in the “Total” column of the Summary Compensation Table in each applicable year. The names of each of the NEOs included for these purposes in each applicable year are as follows: (i) for 2025, Messrs. Reed and Reddout; (ii) for 2024, Messrs. Reed, Reddout, McClure, Webster and Underwood; (iii) for 2023 and 2022, Messrs. McClure, Webster and Underwood; and (iv) for 2021, Messrs. Bird, Kumar and Webster.
(7)
The dollar amounts reported in this column represent the average amount of “compensation actually paid” to the Non-PEO NEOs set forth in footnote 7 for each year, as computed in accordance with Item 402(v) of Regulation S-K. In accordance with these rules, for 2025, this amount reflects the average of the “Total” for each Non-PEO NEO as set forth in the Summary Compensation Table for 2025, adjusted as shown below. Equity values are calculated in accordance with FASB ASC Topic 718, and the valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of the grant. Information on the calculation of such amounts for 2021-2022 is included in our 2023 Proxy Statement, information on the calculation of such amount for 2023 is included in our 2024 Proxy Statement and information on the calculation of such amount for 2024 is included in our 2025 Proxy Statement.

Average Compensation Actually Paid to Non-PEO NEOs	2025
Average 2025 Summary Compensation Table Total	$ 1,625,663
Less, average value of Stock Awards reported in Summary Compensation Table	834,003
Plus, average year-end fair value of outstanding and unvested equity awards granted in 2025	594,875
Plus, average fair value as of vesting date of equity awards granted and vested in 2025	911
Plus (less), average change in fair value from December 31, 2024 to December 31, 2025 of outstanding and unvested equity awards granted in prior years	251,994
Plus (less), average change in fair value from December 31, 2024 to the vesting date of equity awards granted in prior years that vested in the year	82,509
Less, average prior year-end fair value for any equity awards forfeited in the year	—
Average Compensation Actually Paid to Non-PEO NEOs	$ 1,721,949

(8)
TSR is calculated by dividing (a) the sum of (i) the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and (ii) the difference between the Company’s share price at the end of each fiscal year shown and the beginning of the measurement period, and the beginning of the measurement period by (b) the Company’s share price at the beginning of the measurement period. The beginning of the measurement period for each year in the table is December 31, 2020.
(9)
The peer group used for this purpose is the VanEck OIH Index.
(10)
The dollar amounts reported represent the amount of net income (or loss) reflected in the Company’s audited financial statements for the applicable year.
(11)
Adjusted EBITDA is net income excluding income taxes, interest income and expense, depreciation and amortization expense, and adjusted to remove any one-time irregular items, whether gains or losses, including but not limited to stock-based compensation, significant litigation expense, goodwill impairments, asset write-downs, gain on any sale or divestiture of assets or businesses, restructuring costs and foreign exchange gains or losses.

Description of Certain Relationships between Information Presented in the Pay versus Performance Table

As described in more detail in the section “—Compensation Discussion and Analysis”, the Company’s executive compensation program reflects a variable pay-for-performance philosophy. While the Company utilizes several performance measures to align executive compensation with Company performance, all of those Company measures are not presented in the Pay versus Performance table. Moreover, the Company generally seeks to incentivize long-term performance and therefore does not specifically align the Company’s performance measures with compensation that is actually paid (as computed in accordance with SEC rules) for a particular year. In accordance with SEC rules, the Company is providing the following descriptions of the relationships between information presented in the Pay versus Performance table.

The graphs below compare the “compensation actually paid” to our PEO and the average of the “compensation actually paid” to our Non-PEO NEOs, with (i) our cumulative TSR, (ii) our Peer Group TSR, (iii) our net (loss) income and (iv) our Adjusted EBITDA for the period 2021 through 2025.

Compensation Actually Paid Versus TSR
Compensation Actually Paid ($000s)
Total Shareholder Return (Indexed to $100)
$9,000
$8,000
$7,000
$6,000
$5,000
$4,000
$3,000
$2,000
$1,000
$0
-$1,000
$250
$200
$150
$100
$50
$0
-$166
-$302
$3,246
$1,928
$2,000
$708
$7,721
$1,777
$2,397
$4,049
$1,722
2021
2022
2023
2024
2025
CEO CAP (Bird)
CEO CAP (DeBerry)
CEO CAP (Anderson)
Avg NEO CAP
Innovex TSR
Peer Group TSR

Compensation Actually Paid Versus Net Income
Compensation Actually Paid ($000s)
Net Income ($MM)
$9,000
$8,000
$7,000
$6,000
$5,000
$4,000
$3,000
$2,000
$1,000
$0
-$1,000
$200
$150
$100
$50
$0
-$50
-$100
-$150
-$166
-$302
$3,246
$1,928
$2,000
$708
$7,721
$1,777
$2,397
$4,049
$1,722
2021
2022
2023
2024
2025
CEO CAP (Bird)
CEO CAP (DeBerry)
CEO CAP (Anderson)
Avg NEO CAP
Innovex Net Income

Compensation Actually Paid Versus Adjusted EBITDA
Compensation Actually Paid ($000s)
Adjusted EBITDA ($MM)
$9,000
$8,000
$7,000
$6,000
$5,000
$4,000
$3,000
$2,000
$1,000
$0
-$1,000
$200
$180
$160
$140
$120
$100
$80
$60
$40
$20
$0
-$166
-$302
$3,246
$1,928
$2,000
$708
$7,721
$1,777
$2,397
$4,049
$1,722
2021
2022
2023
2024
2025
CEO CAP (Bird)
CEO CAP (DeBerry)
CEO CAP (Anderson)
Avg NEO CAP
Innovex Adjusted EBITDA

Financial Performance Measures

The metrics that the Company uses for both our long-term and short-term incentive awards are selected based on an objective of incentivizing our NEOs to increase the value of our enterprise for our stockholders. The most important financial performance measures used by the Company to link executive compensation actually paid to the Company’s NEOs, for the most recently completed fiscal year, to the Company’s performance are as follows:

Relative TSR
Free Cash Flow
Adjusted EBITDA

Policies and Practices Related to the Grant of Certain Equity Awards Close in Time to the Release of Material Nonpublic Information

The Company does not grant stock options, stock appreciation rights, or similar instruments with option-like features and has no policies or practices to disclose pursuant to Item 402(x)(1) of Regulation S-K.

Equity Compensation Plan Information

The following table summarizes information for equity compensation plans in effect as of December 31, 2025:

Plan Category (1)	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (2)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (3)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a)) (4)
	(a)	(b)	(c)
Equity compensation plans approved by stockholders	1,012,509	$ —	4,320,716
Total	1,012,509	$ —	4,320,716

(1) In connection with the consummation of the Merger, the Company assumed awards granted under the Legacy Innovex LTIP. Up to 282,036 shares of common stock may be issued upon the settlement of RSUs assumed under the Legacy Innovex LTIP.

(2) Represents RSUs and Performance Units granted under the 2025 LTIP Plan and the 2017 Omnibus Incentive Plan. Amount includes 149,866 unvested performance units shown at 100% level of performance achievement granted pursuant to the 2017 Omnibus Incentive Plan and the 2025 LTIP.

(3) Shares issued on vesting of RSUs and Performance Units Awards are done without payment by the participant of any additional consideration and therefore have been excluded from this calculation.
(4) Amount represents the remaining securities available for future issuance with unvested performance units at 100% level of performance achievement.

Audit Committee Report

The Audit Committee has been appointed by the Board of Directors to assist the Board in overseeing (i) the integrity of our financial statements, (ii) our compliance with legal and regulatory requirements, (iii) the independent auditor’s independence, qualifications and performance, and (iv) the performance of our internal audit function. The Audit Committee operates under a written charter adopted by the Board and reviewed annually by the Audit Committee.

The Audit Committee has reviewed and discussed our audited consolidated financial statements for the fiscal year ended December 31, 2025 with management and has discussed with PricewaterhouseCoopers LLP, our independent registered public accountants, the matters required to be discussed by the Public Company Accounting Oversight Board Auditing Standard No. 1301, Communications with Audit Committees, with respect to those audited financial statements.

The Audit Committee has received the written disclosures and the letter from PricewaterhouseCoopers LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding PricewaterhouseCoopers LLP’s communications with the Audit Committee concerning independence, and has reviewed, evaluated and discussed with PricewaterhouseCoopers LLP its independence.

Based on its review of the audited financial statements and the various discussions noted above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 for filing with the SEC.

Audit Committee

Benjamin M. Fink

Angie Sedita

John Lovoi

PROPOSAL 2. Ratification of Appointment of Independent Registered Public Accounting Firm

The Audit Committee has approved the appointment of PricewaterhouseCoopers LLP (“PwC”) as independent registered public accounting firm to conduct an audit of our consolidated financial statements for the year ending December 31, 2026. PwC acted as independent registered public accounting firm for Dril-Quip from May 2014 through the Closing Date and has been the Company’s independent registered public accounting firm since the Closing Date, serving in this role during the year ended December 31, 2024. The Board of Directors recommends the ratification of PwC as independent registered public accounting firm to conduct an audit of our consolidated financial statements for the year 2026.

This proposal is referred to herein as the “Ratification of Appointment of Independent Registered Public Accounting Firm Proposal” or “Proposal 2”.

Grant Thornton LLP (“GT”) was the independent registered public accounting firm that audited Legacy Innovex’s financial statements for the fiscal years ended December 31, 2022 and December 31, 2023. PwC was Dril-Quip’s independent registered public accounting firm prior to the closing of the Merger. For accounting purposes, the Merger was treated as a reverse acquisition and, as such, the historical financial statements of the accounting acquirer, Legacy Innovex, become the historical consolidated financial statements of the Company. In a reverse acquisition, a change of accountants presumptively occurs unless the same accountant audited the pre-transaction financial statements of both the legal acquirer and the accounting acquirer.

On September 27, 2024, GT was dismissed as our independent registered public accounting firm and PwC was engaged to be our independent registered public accounting firm for the fiscal year ended December 31, 2024.

During the fiscal years ended December 31, 2023 and December 31, 2022 and the subsequent interim period through September 27, 2024, (i) there were no disagreements within the meaning of Item 304(a)(1)(iv) of Regulation S-K, between Legacy Innovex and GT on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, any of which that, if not resolved to GT’s satisfaction, would have caused GT to make reference to the subject matter of any such disagreement in connection with its reports for such years and interim period, and (ii) there were no reportable events within the meaning of Item 304(a)(1)(v) of Regulation S-K, except for the material weakness in the internal controls over financial reporting of Legacy Innovex disclosed in the Company’s Registration Statement on Form S-4 that was declared effective by the SEC on August 6, 2024.

We have furnished the foregoing disclosure to GT.

On September 27, 2024, the Audit Committee approved the engagement of PwC as the independent registered public accounting firm for the Company for the fiscal year ended December 31, 2024. PwC was the independent registered public accounting firm that audited Dril-Quip’s financial statements for the fiscal years ended December 31, 2023 and December 31, 2022. During the fiscal years ended December 31, 2023 and December 31, 2022 and the subsequent interim period through September 27, 2024, neither Dril-Quip nor anyone on the Dril-Quip’s behalf consulted with PwC in regard to Legacy Innovex’s financial statements, which were audited by GT, with respect to (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on Legacy Innovex’s financial statements, and no written report or oral advice was provided to Legacy Innovex by PwC that PwC concluded was an important factor considered by Legacy Innovex in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is described in Item 304(a)(1)(iv) of Regulation S-K, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K, other than PwC’s role as Dril-Quip’s independent registered public accountant, where a material weakness in Dril-Quip’s internal control over financial reporting was identified relating to a classification error associated with an inventory write-down, as disclosed in its amended Annual Report on Form 10-K/A for the fiscal year ended December 31, 2023 filed with the SEC on July 8, 2024.

We have furnished the foregoing disclosure to PwC.

Fees Paid to PwC

The following table sets forth the aggregate fees for professional services rendered by PwC for the years ended December 31, 2025 and 2024:

	2025	2024
1. Audit	$ 2,550,000	$ 2,320,000
2. Audit-Related	35,000	—
3. Tax	5,000	100,000
4. All Other	33,300	21,300
Total	$ 2,623,300	$ 2,441,300

Audit fees for 2025 were for professional services rendered for the audits of our consolidated financial statements (including consents), the review of those financial statements included in our quarterly reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 2025, opinions related to the effectiveness of internal control over financial reporting required by Section 404 of the Sarbanes-Oxley Act and services in connection with statutory and regulatory filings. Audit-Related fees for 2025 were for services rendered in connection with our Form S-8. Tax fees for 2025 were for tax compliance and consulting services. All Other fees for 2025 were for a software subscription that provides technical accounting guidance and for assistance with SEC matters, the technical compilation of statutory financial statements of two European subsidiaries; and an agreed-upon procedure to provide a confirmation of positive net wealth for an entity in Singapore.

Audit fees for 2024 were for professional services rendered for the audits of our consolidated financial statements (including consents), the review of those financial statements included in our quarterly reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 2024, opinions related to the effectiveness of internal control over financial reporting required by Section 404 of the Sarbanes-Oxley Act and services in connection with statutory and regulatory filings. Tax fees for 2024 were for tax compliance and consulting services. All Other fees for 2024 were for a software subscription that provides technical accounting guidance and for assistance with SEC matters, the technical compilation of statutory financial statements of two European subsidiaries; and an agreed-upon procedure to provide a confirmation of positive net wealth for an entity in Singapore.

Representatives of PwC are expected to attend the annual meeting and will be available to respond to questions which may be asked by stockholders. Such representatives will also have an opportunity to make a statement at the meeting if they desire to do so.

Audit Committee Pre-Approval Policy for Audit and Non-Audit Services

The Audit Committee has a policy that requires pre-approval of the audit and non-audit services, including scope, fees, and terms thereof, performed by the independent registered public accounting firm. Unless a service proposed to be provided by the independent registered public accounting firm has been pre-approved by the Audit Committee under its pre-approval procedures, it will require specific pre-approval of the engagement terms by the Audit Committee.

The Audit Committee may delegate pre-approval authority to one or more of its members, including to a subcommittee of the Audit Committee. The member or members to whom such authority is delegated shall report any pre-approval actions taken by them to the Audit Committee at its next scheduled meeting. The Audit Committee does not delegate to management any of its responsibilities to pre-approve services performed by the independent registered public accounting firm.

Vote Required for Ratification

In accordance with our bylaws, ratification of this proposal requires the affirmative vote of the holders of shares of common stock representing a majority of votes properly cast on such proposal. Assuming a quorum is present, shares that are not present in person or by proxy and abstentions will have no effect on the vote for this proposal. The Ratification of Appointment of Independent Registered Public Accounting Firm Proposal is considered a “routine” matter and therefore a broker may vote on this matter without instructions from the beneficial owner as long as instructions are not given. Accordingly, there will be no broker non-votes with respect to this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

PROPOSAL 3. Advisory Vote to Approve Executive Compensation

In accordance with Section 14A of the Exchange Act, and the related rules of the SEC, we are providing our stockholders with the opportunity to cast a non-binding advisory vote to approve the compensation of our named executive officers at the annual meeting. This item, commonly referred to as a “say on pay” vote, provides you, as an Innovex International, Inc. stockholder, the opportunity to express your views regarding the compensation of our named executive officers as disclosed in this proxy statement.

This proposal is referred to herein as the “Advisory Vote on Executive Compensation Proposal” or “Proposal 3”.

The overall objective of our compensation programs is to attract and retain talented executive officers and to deliver rewards for superior corporate performance. We have structured our compensation program in order to:

•
align executive compensation with performance and appropriate peer group comparisons;
•
produce long-term, positive results for our stockholders;
•
create a proper balance between building stockholder wealth and executive remuneration while maintaining good corporate governance; and
•
provide market-competitive compensation and benefits that will enable us to attract, motivate and retain a talented workforce.

The discussion under “Executive Compensation—Compensation Discussion and Analysis” beginning on page 23 describes our executive compensation program and the related decisions made by the Compensation Committee in 2025 and the beginning of 2026 in more detail. We urge you to read this discussion, as well as the summary compensation table and other related compensation tables and narrative discussion beginning on page 32, which provides detailed information regarding the compensation of our named executive officers.

We are seeking your advisory vote to approve the compensation of our named executive officers as disclosed in this proxy statement pursuant to the compensation disclosure rules of the SEC, including under “Executive Compensation—Compensation Discussion and Analysis”, and in the compensation tables and the related narrative discussion. As an advisory vote, this proposal is not binding upon the Company or the Board of Directors. The final decision on the compensation and benefits of our named executive officers and on whether and how to address the results of the vote remains with the Board of Directors and the Compensation Committee. However, the Board of Directors values the opinions expressed by our stockholders, and, as it did in 2025, the Compensation Committee will consider the outcome of the vote when making future compensation decisions for our named executive officers. We currently hold say on pay votes every year and expect the next say on pay vote after the 2026 Annual Meeting will be held at our 2027 annual meeting of stockholders.

Vote Required for Approval

In accordance with our bylaws, approval of this proposal requires the affirmative vote of the holders of shares of common stock representing a majority of votes properly cast on such proposal. Assuming a quorum is present, shares that are not present in person or by proxy, abstentions and broker non-votes (if any) will have no effect on the vote for this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

Other Business

We are not currently aware of any business to be acted upon at the annual meeting other than the matters discussed in this proxy statement. If, however, any other matters properly come before the meeting, it is intended that the persons named in the accompanying proxy will vote pursuant to discretionary authority granted in the proxy in accordance with their best judgment on such matters. The discretionary authority includes matters that the Board of Directors does not know are to be presented at the meeting by others. We received no notices of stockholder director nominations or proposals; therefore, none will be presented at the annual meeting.

Additional Information

Stockholder Proposals for 2027 Meeting

In order to be included in our proxy material for our annual meeting of stockholders in 2027, eligible proposals of stockholders intended to be presented at the annual meeting must be delivered to our Corporate Secretary in writing and comply with requirements of Rule 14a-8 of the Exchange Act. Such proposals must be received by the Company at 19120 Kenswick Drive, Humble, Texas 77338 on or before November 27, 2026 not later than 6:00 p.m. Central Time.

Advance Notice Required for Stockholder Nominations and Proposals

Our bylaws require timely advance written notice of stockholder nominations of director candidates and of any other proposals to be presented at an annual meeting of stockholders (but not for inclusion in the proxy statement). In the case of director nominations and other proposals by stockholders, our bylaws require that advance written notice be delivered to our Corporate Secretary at 19120 Kenswick Drive, Humble, Texas 77338 not later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting, and that such notice provide the information set forth in our bylaws (which includes information required under Rule 14a-19 with respect to nominations). However, in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, such notice must be so delivered not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made, and, in the case of director nominations only, if the number of directors to be elected to the Board of Directors at the annual meeting is increased and there is no prior notice or public disclosure naming all of the nominees or specifying the size of the increased Board of Directors at least 100 days prior to such anniversary date, a notice will be considered timely, but only with respect to nominees for any new positions created by such increase, if delivered not later than the close of business on the 10th day following the earlier of the day on which the notice of such meeting was mailed to stockholders or the day on which such public disclosure was made. A copy of our bylaws setting forth the requirements for the nomination of director candidates by stockholders and the requirements for proposals by stockholders may be obtained from our Corporate Secretary at the address indicated on the first page of this proxy statement.

Accordingly, in order for director nominations and stockholder proposals to be properly submitted for presentation at our 2027 annual meeting of stockholders (assuming the date of the 2027 annual meeting is not more than 30 days before or more than 60 days after May 7, 2027), notice must be received by our Corporate Secretary at the address set forth above not later than 6:00 p.m. Central Time on February 6, 2027.

Householding of Annual Meeting Materials

The SEC has adopted rules that permit companies and intermediaries, such as brokers and banks, to provide notice to an address shared by two or more stockholders by delivering a single notice to those stockholders. This procedure is referred to as “householding.” We do not household our notice with respect to our stockholders of record. However, if you hold your shares in street name, your intermediary, such as a broker or bank, may rely on householding and you may receive a single notice if you share an address with another stockholder.

Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate copy of the notice, or if you are receiving multiple copies of the notice and wish to receive only one, please notify your broker. Stockholders who currently receive multiple notices at their address and would like to request “householding” of their communications should contact their broker.

Annual Report

Innovex’s Annual Report on Form 10-K, which includes our consolidated financial statements for the year ended December 31, 2025, has been furnished to all stockholders, primarily via the Internet and alternatively by mail if requested.

You may obtain a copy of Innovex’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 without charge from our Corporate Secretary by sending a written request to the address indicated on the first page of this proxy statement or you may access it from our website at www.innovex-inc.com.

By Order of the Board of Directors

Adam Anderson
Chief Executive Officer
March 27, 2026

INNOVEX

P.O. BOX 8016, CARY, NC 27512-9903

Your vote matters!

Have your ballot ready and please use one of the methods below for **easy voting:**

Your control number

Have the 12 digit control number located in the box above available when you access the website and follow the instructions.

Innovex International Inc.

Annual Meeting of Stockholders

For Stockholders of record as of March 13, 2026

Thursday, May 7, 2026 9:00 AM, Central Time

19120 Kenswick Drive, Humble, TX 77338

YOUR VOTE IS IMPORTANT!
PLEASE VOTE BY: 9:00 AM, Central Time, May 7, 2026.

Internet:
www.proxypush.com/INVX

- Cast your vote online
- **Have your Proxy Card ready**
- Follow the simple instructions to record your vote

Phone:
1-866-895-6908

- Use any touch-tone telephone
- **Have your Proxy Card ready**
- Follow the simple recorded instructions

Mail:

- Mark, sign and date your Proxy Card
- Fold and return your Proxy Card in the postage-paid envelope provided

This proxy is being solicited on behalf of the Board of Directors

The undersigned hereby appoints Kendal Reed and Matt Steinheider (the "Named Proxies"), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Innovex International, Inc. (the "Company") which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors' recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Copyright © 2026 BetaNXT, Inc. or its affiliates. All Rights Reserved

INNOVEX

Innovex International Inc. Annual Meeting of Stockholders

Please make your marks like this: ☒

THE BOARD OF DIRECTORS RECOMMENDS A VOTE:

FOR ON PROPOSALS 1, 2 AND 3

PROPOSAL		YOUR VOTE			BOARD OF DIRECTORS RECOMMENDS
1.	To elect the nominees named in the Proxy Statement as directors to serve for a three-year term.				
		FOR	AGAINST	ABSTAIN	
	1.01 John Lovoi	☐	☐	☐	FOR
	1.02 Will Donnell	☐	☐	☐	FOR
	1.03 Angie Sedita	☐	☐	☐	FOR
		FOR	AGAINST	ABSTAIN	
2.	To ratify the appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm for 2026.	☐	☐	☐	FOR
3.	To conduct a non-binding advisory vote to approve the Company's compensation of its named executive officers.	☐	☐	☐	FOR
4.	To transact such other business as may properly come before the meeting or any reconvened meeting after an adjournment thereof.				

You must register to attend the meeting online and/or participate at www.proxydocs.com/INVX

Authorized Signatures - Must be completed for your instructions to be executed.

Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form.

Signature (and Title if applicable)	Date	Signature (if held jointly)	Date